                                                                    Exhibit 2.10

                            STOCK PURCHASE AGREEMENT

                                  BY AND AMONG

                           OSAGE SYSTEMS GROUP, INC.,
                             A DELAWARE CORPORATION

                                       AND

                                 JOHN UDELHOFEN,
                                 MICHAEL DURBIN,
                                DAVID DURBIN AND
                                  BRIAN WOLFE,
                THE SHAREHOLDERS OF OPEN BUSINESS SYSTEMS, INC.,
                             AN ILLINOIS CORPORATION





                                  JUNE 22, 1998

                                TABLE OF CONTENTS

ARTICLE                                                                                                          Page
-------                                                                                                          ----
ARTICLE I           SALE AND TRANSFER OF SHARES...................................................................1
           1.1      Sale and Purchase of the Shares...............................................................1
           1.2      Consideration.................................................................................1
           1.3      Calculation of Earn-Out.......................................................................3
           1.4      Adjustment Amount.............................................................................6
           1.5      Escrow Consideration..........................................................................7
           1.6      Incremental Tax Amount........................................................................7

ARTICLE II          CLOSING.......................................................................................8
           2.1      Closing Date..................................................................................8
           2.2      Closing Transactions..........................................................................8

ARTICLE III         REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS ..........................................11
           3.1      Organization, Qualification and Status.......................................................11
           3.2      Corporate Instruments and Records............................................................11
           3.3      Capitalization...............................................................................11
           3.4      Ownership of Shares..........................................................................12
           3.5      No Subsidiary................................................................................12
           3.6      Authority of Shareholders....................................................................12
           3.7      No Violation.................................................................................13
           3.8      Financial Statements.........................................................................13
           3.9      Absence of Undisclosed and Contingent Liabilities............................................14
           3.10     No Adverse Changes...........................................................................14
           3.11     Guarantees...................................................................................14
           3.12     Tax Matters..................................................................................14
           3.13     Litigation...................................................................................16
           3.14     Leased Real Property.........................................................................16
           3.15     Owned Tangible Personal Property.............................................................17
           3.16     Condition of Buildings and Tangible Personal Property........................................17
           3.17     Accounts and Notes Receivable................................................................17
           3.18     Material Contracts...........................................................................18
           3.19     Inventories..................................................................................19
           3.20     Purchase Commitments and Bids................................................................19
           3.21     Banking Matters..............................................................................20
           3.22     Labor and Employment Matters.................................................................20
           3.23     Termination of Business Relationships........................................................21
           3.24     Customers....................................................................................21
           3.25     Product Warranties...........................................................................21
           3.26     Insurance....................................................................................21
           3.27     Compliance with Laws.........................................................................22
           3.28     Licenses and Permits.........................................................................22
           3.29     No Interest in Suppliers.....................................................................22
           3.30     All Business Conducted by the Company........................................................22
           3.31     Environmental Matters........................................................................22
           3.32     Intellectual Property Matters................................................................23

           3.33     Investment Intent............................................................................24
           3.34     Disclosure...................................................................................25

ARTICLE IV          REPRESENTATIONS AND WARRANTIES OF BUYER......................................................26
           4.1      Organization and Qualification...............................................................26
           4.2      Corporate Instruments and Records............................................................26
           4.3      Authorization; Valid and Binding Obligation..................................................26
           4.4      Litigation...................................................................................27
           4.5      Stock Consideration..........................................................................27
           4.6      Capitalization...............................................................................27
           4.7      SEC Reports..................................................................................28
           4.8      No Violations................................................................................28
           4.9      Undisclosed Liabilities......................................................................29
           4.10     Disclosure...................................................................................29
           4.11     No Adverse Changes...........................................................................29
           4.12     Investment Intent............................................................................29

ARTICLE V           AGREEMENTS OF THE PARTIES....................................................................29
           5.1      Access to Information........................................................................29
           5.2      Confidentiality; No Solicitation.............................................................30
           5.3      Interim Operations...........................................................................31
           5.4      Permissible Distributions to Shareholders....................................................34
           5.5      Consents.....................................................................................34
           5.6      Filings......................................................................................34
           5.7      All Reasonable Efforts.......................................................................35
           5.8      Public Announcements.........................................................................35
           5.9      Notification of Certain Matters..............................................................35
           5.10     Financial Statements.........................................................................36
           5.11     Documents at Closing.........................................................................36
           5.12     Satisfaction of Guarantees...................................................................36
           5.13     Prohibition on Trading in Buyer Stock........................................................36
           5.14     Tax Matters/Section 338(h)(10) Election......................................................37
           5.15     Change in Control............................................................................38
           5.16     Subsequent Acquisitions......................................................................39
           5.17     Governmental Authority.......................................................................39
           5.18     Absence of Broker or Finder..................................................................39
           5.19     Cooperation; Further Assurances..............................................................39
           5.20     Further Mutual Covenants.....................................................................40
           5.21     Restrictions on Transfer of Osage Stock......................................................40
           5.22     Corporate Direction..........................................................................40
           5.23     Public Company Status........................................................................40

ARTICLE VI          CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER.............................................41
           6.1      Accuracy of Representations and Warranties; Shareholders Performance.........................41
           6.2      No Adverse Change............................................................................41
           6.3      No Loss......................................................................................41
           6.4      No Injunction; Consents......................................................................41
           6.5      Actions by the Shareholders..................................................................41

           6.6      Uniform Commercial Code Searches.............................................................41

ARTICLE VII         CONDITIONS TO THE OBLIGATIONS OF THE SHAREHOLDERS ...........................................42
           7.1      Accuracy of Representations and Warranties; Buyer Performance................................42
           7.2      No Adverse Change............................................................................42
           7.3      No Loss......................................................................................42
           7.4      No Injunction; Consents......................................................................42
           7.5      Actions by Buyer.............................................................................42
           7.6      Consents and Proceedings.....................................................................42
           7.7      Acquisitions.................................................................................43

ARTICLE VIII        TERMINATION .................................................................................43
           8.1      Termination Events...........................................................................43
           8.2      Effect of Termination........................................................................43
           8.3      Extension; Waiver............................................................................44

ARTICLE IX          INDEMNIFICATION/SURVIVAL OF REPRESENTATIONS AND WARRANTIES...................................44
           9.1      Indemnification..............................................................................44
           9.2      Survival.....................................................................................45
           9.3      Methods of Asserting Claims for Indemnification..............................................45
           9.4      Limitations on Amount........................................................................46

ARTICLE X           MISCELLANEOUS................................................................................46
           10.1     Exclusive Remedies...........................................................................46
           10.2     Notices......................................................................................47
           10.3     Entire Agreement; Assignment.................................................................48
           10.4     Binding Effect; Benefit......................................................................48
           10.5     Headings.....................................................................................48
           10.6     Counterparts.................................................................................48
           10.7     Governing Law................................................................................48
           10.8     Arbitration..................................................................................48
           10.9     Severability.................................................................................48
           10.10    Release and Discharge. ......................................................................49
           10.11    Expenses. ...................................................................................49
           10.12    Amendment and Modification. .................................................................49

EXHIBITS
A        -      ESCROW AGREEMENT

B        -      PROMISSORY NOTE

C        -      PLEDGE AGREEMENT

D        -      REGISTRATION RIGHTS AGREEMENT

E        -      EMPLOYMENT AND NONCOMPETITION AGREEMENT

F        -      FORM 8023


SCHEDULES

3.1                  ORGANIZATION, QUALIFICATION AND STATUS
3.3                  CAPITALIZATION
3.6                  AUTHORITY OF SHAREHOLDERS
3.7                  NO VIOLATION
3.8                  FINANCIAL STATEMENTS
3.10                 NO ADVERSE CHANGES
3.11                 GUARANTEES
3.12                 TAX MATTERS
3.13                 LITIGATION
3.14                 LEASED REAL PROPERTY
3.15                 OWNED TANGIBLE PERSONAL PROPERTY
3.17                 ACCOUNTS AND NOTES RECEIVABLE
3.18                 MATERIAL CONTRACTS
3.21                 BANKING AND PERSONNEL MATTERS
3.22                 LABOR AND EMPLOYMENT MATTERS
3.24                 CUSTOMERS
3.25                 PRODUCT WARRANTIES
3.26                 INSURANCE
3.28                 LICENSES AND PERMITS
3.31                 ENVIRONMENTAL MATTERS
3.32                 INTELLECTUAL PROPERTY MATTERS
4.4                  LITIGATION
4.6                  CAPITALIZATION
4.7                  SEC REPORTS
5.14                 TAX MATTERS/SECTION 338(h)(10) ELECTION

                            STOCK PURCHASE AGREEMENT


                  THIS STOCK PURCHASE AGREEMENT (the "Agreement"), made this 22nd day of June, 1998, by and between Osage Systems Group, Inc., a Delaware corporation ("Buyer"), and John Udelhofen, Michael Durbin, David Durbin and Brian Wolfe, the shareholders (collectively, the "Shareholders") of Open Business Systems, Inc., an Illinois corporation (the "Company").

                                   WITNESSETH:

                  WHEREAS, the Shareholders own 100% of the issued and outstanding capital stock of the Company, which stock consists of an aggregate of 1600 shares of common stock, no par value (the "Shares"); and

                  WHEREAS, the Shareholders desire to sell, and Buyer desires to purchase, all of the Shares for the consideration and on the terms set forth herein.

                  NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE I
                           SALE AND TRANSFER OF SHARES

1.1      Sale and Purchase of the Shares.

         Subject to the terms and conditions of this Agreement, at the "Closing" (as defined herein), the Shareholders shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase and accept from Shareholders, the Shares, in the manner and for the consideration set forth in this Article .

1.2      Consideration.

         The Shareholders shall deliver to Buyer good and sufficient certificates for the Shares, duly assigned in blank, with any required transfer stamps or taxes paid and affixed thereto and cause the entire right, title and interest in and to the Shares to be transferred of record to Buyer, free and clear of any claim, suit, proceeding, call, commitment, voting trust, proxy, restriction, limitation, security interest, pledge, lien or encumbrance of any kind or nature whatsoever, other than restrictions under the Securities Act of 1933, as amended (the "Act"), or applicable state securities laws; and in consideration thereof Buyer shall pay and deliver to the Shareholders as the purchase price for the Shares, the following:

         (a) At the Closing, subject to Section 1.5 relating to the deposit of the "Escrow Consideration" (as defined below), the sum of Two Million Dollars ($2,000,000) in cash, cashier's check or by wire transfer to the account (or accounts) specified in writing to Buyer at least three (3) days prior to Closing (the "Cash Consideration").

         (b) At the Closing, also subject to Section 1.5, delivery of certificates representing that number of shares of the common stock, par value $0.01 per share, of Buyer (the "Osage Stock") having an aggregate Closing value (the "Closing Value") equal to $2,000,000 (the "Stock Consideration"), as adjusted pursuant to the succeeding sentences. For purposes of the Agreement, the Closing Value shall be determined based upon the lesser of: (x) $6.00 per share of Osage Stock, or (y) the average closing price on the OTC Bulletin Board of the Osage Stock for the ten (10) trading days immediately preceding the third trading day preceding the "Closing Date" (as defined herein). By way of illustration, if the average closing price pursuant to clause (y) is $5 per share, the Shareholders would be entitled to receive 400,000 shares ($2,000,000 / $5) but, if the average closing price pursuant to clause (y) is $8 per share, the Shareholders would be entitled to receive 333,333 1/3 shares ($2,000,000 / $6), having an aggregate value of $2,666,666.67 (333,333 1/3 x $8).

         (c) Subsequent to Closing, the Shareholders, as additional consideration for the Shares, shall be entitled to receive additional shares of Osage Stock ("Additional Shares"), having a value of up to a maximum of $1,000,000 for each "Measurement Period," as defined below (the "Maximum Earn-Out"), depending upon the Company's achievement of certain levels of sales revenue and pre-tax net income (the "Earn-Out"). The Earn-Out shall continue over the three (3) years immediately following the Closing Date (the "Earn-Out Period") and shall be calculated for each one year period beginning on July 1 and ending on June 30 of the following year (each, a "Measurement Period") in the manner set forth in Section 1.3 hereof.

                  Clauses (a) - (c), together with the Adjustment Amount, as provided in Section 1.4 herein, shall constitute the "Purchase Price".

         (d) The Purchase Price shall be allocated among and issued to the Shareholders in the proportion of their share ownership of the outstanding common stock of the Company at the Closing in accordance with the percentages identified on Schedule 3.3 hereof.

         (e) The Stock Consideration and any Additional Shares of Osage Stock, when and if delivered, shall be fully paid and non-assessable and shall be free an clear of all liens, levies and encumbrances except that all of such Osage Stock shall be "restricted securities" pursuant to Rule 144, promulgated under the Act.

         (f) In the event of any share dividend share split, recapitalization, merger, consolidation, combination or share exchange involving Osage Stock (a "Corporate Restructuring") and the Shareholders shall then own any Osage Stock, the Shareholders shall be entitled to participate in the Corporate Restructuring to the same extent as all other owners of Osage Stock. Further, to the extent there is any Corporate Restructuring prior to the end of the Earn-Out Period, the Additional Shares which have not yet been issued pursuant to Section 1.3 shall be appropriately adjusted to apply to and pertain to the number and class of securities which would have been issued to the Shareholders in connection with the Corporate Restructuring had such Additional Shares been issued to the Shareholders immediately prior to such transaction, and an appropriate adjustment shall also be made to the price per share described in Section 1.3(h), if required.

1.3      Calculation of Earn-Out.

         (a)      Year One.

                  (i)      Sales Revenues:

                           (A) If during the first Measurement Period following
Closing ("Year One"), the Company generates sales revenues between $10,000,000 and $15,000,000, Additional Shares shall be issued having a value equal to the product of $500,000 and the percentage calculated by dividing the amount by which the revenues exceeded $10,000,000 by 5,000,000. For example, if sales revenues of $12,500,000 are achieved, then the Shareholders shall be issued such Additional Shares having a value equal to $250,000 [$500,000 x ($12,500,000 - $10,000,000) / 5,000,000].

                           (B) If during Year One, the Company generates sales
revenues in excess of $15,000,000, Additional Shares shall be issued under this clause (i) having a value equal to $500,000. But see subparagraph (h) below.

                           (C) If during Year One, the Company generates sales
revenues of less than $10,000,000, no Additional Shares shall be issued under this clause (i).

                  (ii)     Pre-Tax Net Income:

                           (A) In addition to any Additional Shares issued
pursuant to Section 1.3(a)(i) above, if during Year One, the Company realizes pre-tax net income between $400,000 and $600,000, Additional Shares shall be issued having a value equal to the product of $500,000 and the percentage calculated by dividing the amount by which the pre-tax net income realized exceeded $400,000 by 200,000. For example, if pre-tax net income of $500,000 is realized, then the Shareholders shall be issued such Additional Shares having a value equal to $250,000.

                           (B) If during Year One, the Company realizes pre-tax
net income in excess of $600,000, Additional Shares shall be issued under this clause (ii) having a value equal to $500,000. But see subparagraph (h) below.

                           (C) If during Year One, the Company realizes pre-tax
net income of less than $400,000, no Additional Shares shall be issued under this clause (ii). But see subparagraph (h) below.

         (b)      Year Two.

                  (i)      Sales Revenues:

                           (A) If during the second Measurement Period following
Closing ("Year Two"), the Company generates sales revenues between $12,000,000 and $18,000,000, Additional Shares shall be issued having a value equal to the product of $500,000 and the percentage calculated by dividing the amount by which the revenues exceeded $12,000,000 by 6,000,000. For example, if sales revenues of $15,000,000 are achieved, then the Shareholders shall be issued such Additional Shares having a value equal to $250,000.

                           (B) If during Year Two, the Company generates sales
revenues in excess of $18,000,000, Additional Shares shall be issued under this clause (i) having a value equal to $500,000. But see subparagraph (h) below.

                           (C) If during Year Two, the Company generates sales
revenues of less than $12,000,000, no Additional Shares shall be issued under this clause (i).

                  (ii)     Pre-Tax Net Income:

                           (A) In addition to any Additional Shares issued
pursuant to Section 1.3(b)(i) above, if during Year Two, the Company realizes pre-tax net income between $480,000 and $720,000, Additional Shares shall be issued having a value equal to the product of $500,000 and the percentage calculated by dividing the amount by which the pre-tax net income realized exceeded $480,000 by 240,000. For example, if pre-tax net income of $600,000 is realized, then the Shareholders shall be issued such Additional Shares having a value equal to $250,000.

                           (B) If during Year Two, the Company realizes pre-tax
net income in excess of $720,000, Additional Shares shall be issued under this clause (ii) having a value equal to $500,000. But see subparagraph (h) below.

                           (C) If during Year Two, the Company realizes pre-tax
net income of less than $480,000, no Additional Shares shall be issued under this clause (ii).

         (c)      Year Three.

                  (i)      Sales Revenues:

                           (A) If during the third Measurement Period following
Closing ("Year Three"), the Company generates sales revenues between $15,000,000 and $21,000,000, Additional Shares shall be issued having a value equal to the product of $500,000 and the percentage calculated by dividing the amount by which the revenues exceeded $15,000,000 by 6,000,000. For example, if sales revenues of $18,000,000 are achieved, then the Shareholders shall be issued such Additional Shares having a value equal to $250,000.

                           (B) If during Year Three, the Company generates sales
revenues in excess of $21,000,000, Additional Shares shall be issued under this clause (i) having a value equal to no more than $500,000. But see subparagraph
(h) below.

                           (C) If during Year Three, the Company generates sales
revenues of less than $15,000,000, no Additional Shares shall be issued under this clause (i).

                  (ii)     Pre-Tax Net Income:

                           (A) In addition to any Additional Shares issued
pursuant to Section 1.3(c)(i) above, if during Year Three, the Company realizes pre-tax net income between $600,000 and $840,000, Additional Shares shall be issued having a value equal to the product of $500,000 and the percentage calculated by dividing the amount by which the pre-tax net income realized exceeded $600,000 by 240,000. For example, if pre-tax net income of $720,000 is realized, then the Shareholders shall be issued such Additional Shares having a value equal to $250,000.

                           (B) If during Year Three, the Company realizes
pre-tax net income in excess of $840,000, Additional Shares shall be issued under this clause (ii) having a value equal to $500,000. But see subparagraph
(h) below.

                           (C) If during Year Three, the Company realizes
pre-tax net income of less than $600,000, no Additional Shares shall be issued under this clause (ii).

         (d) For purposes of this Section 1.3, the term "sales revenue" shall be defined as gross revenues of the Company less any and all discounts, allowances and returns.

         (e) For the purposes of this Section 1.3, the term "pre-tax net income" shall be calculated by Buyer's independent auditors in conformity with generally accepted accounting principles (subject to the application of subsection (f) below), and consistent with the past practices and accounting methods of the Company without reduction for administrative/overhead charges other than reasonable out-of-pocket costs actually paid by Buyer on behalf of Company. If the Shareholders dispute the determination of Buyer's auditors with respect to pre-tax net income, Shareholders may, at their own cost, retain independent auditors to review such determination. Following such review, if Shareholders continue to dispute the determination of Buyer's auditors, the parties may submit the matter to arbitration in accordance with the terms of Section 10.8 hereof; provided, however, that in the event that the Shareholders prevail in arbitration, Buyer shall reimburse the Shareholders for the fees and costs incurred in connection with the review.

         (f) The Earn-Out is intended by the parties as additional consideration for the Shares, and towards that end, the integrity of the Company as a separate accounting and operating unit will be preserved. Consistent with the foregoing, the "sales revenue" and "pre-tax net income" of the Company shall be determined on a stand-alone basis and shall not include the sales, net income, net loss or other operating results associated with or realized by the Company from any subsidiaries or interests in other companies owned or acquired by the Company whether as a result of Section 5.16 hereafter, or otherwise. In the event that the Company acquires another entity during a Measurement Period, "pre-tax net income" shall exclude the costs associated with such acquisitions.

         (g) The "sales revenue" and "pre-tax net income" of the Company shall be determined as soon as possible, but in all events within ninety (90) days after the expiration of each Measurement Period, and at such time the Buyer shall deliver such Additional Shares to the Shareholders on a pro rata basis in accordance with the percentage interests of each Shareholder as set forth on
Schedule 3.3 hereto, accompanied by a certificate of Buyer's Chief Financial Officer attesting to the method by which, and including the financial statements with reference to which, the number of Additional Shares were calculated. If any two of the Shareholders notify the Buyer that they object to the computations set forth in the aforesaid certificate, and the Buyer and such Shareholders shall not reach agreement on such issues within 30 days after such notification, the parties shall submit the issue to Buyer's independent auditors for their review and determination. Thereafter, if any two of the Shareholders disagree with the determination of Buyer's independent auditors, then the issue shall be submitted to arbitration by a nationally recognized accounting firm independent of any of the parties hereto as shall be mutually acceptable to the Buyer and such Shareholders for resolution of the disagreement, it being agreed that the Buyer will share half of the fees and expenses of such accounting firm and the Shareholders in the aggregate, will share half of the fees and expenses of such accounting firm.

         (h) The number of Additional Shares to be distributed to the Shareholders pursuant to subparagraph 1.3(a)-(c) above shall be determined by dividing the value of such Additional Shares (as so established) by the price determined based on the lesser of (i) the average closing price of Buyer's common stock for the ten (10) trading days immediately preceding the date of issuance thereof, or (ii) $7.00 per share. By way of illustration, if the average Closing price pursuant to clause (i) is $6 per share, the Shareholders would be entitled to receive 166,666 2/3 shares (1,000,000 / $6), but if the average closing price pursuant to clause (i) is $9 per share, the Shareholders would be entitled to receive 142,857.14 shares(1,000,000 / $7) having an aggregate value of $1,285,714.29 (142,857.14 x $9).

1.4      Adjustment Amount.

         Buyer agrees to pay to the Shareholders, in cash, the difference between (i) the "Registration Value" (as defined below) of the Stock Consideration on the "Registration Date" (also as defined below), and (ii) $2,000,000, provided the Registration Value is lower than $2,000,000 (such lesser amount hereinafter referred to as the "Adjustment Amount"). The "Registration Value" shall be an amount equal to the average closing price per share of the Osage Stock on the principal exchange, market or quotation system upon which such shares regularly trade at the time, for the twenty (20) trading days preceding the "Registration Date" multiplied by the number of shares of the Osage Stock included in the Stock Consideration. The "Registration Date" shall be defined as the earlier of (i) the date that the public resale of such shares is permitted pursuant to an effective registration statement filed with the Securities and Exchange

Commission; or (ii) the date that the public resale of some or all of the Shares is permitted by virtue of Rule 144 promulgated under the Act , to the extent that Rule 144 permits the public resale of such shares. In the absence of an effective registration statement, the Adjustment Amount shall only be determined as to that number of shares of the Stock Consideration that may be publicly resold pursuant to Rule 144. The determination shall be made separately for each share of Osage Stock owned by the Shareholders as the "Registration Date" for each such share of Osage Stock occurs. Payment of the Adjustment Amount shall be made within fifteen (15) days of the determination thereof.

1.5      Escrow Consideration.

         (a) At the Closing, Buyer shall deposit into escrow the components of the Purchase Price identified in subparagraph 1.5(b) hereafter (the "Escrow Consideration"). The Stock Consideration component set forth below shall serve on a non-exclusive basis as collateral for the indemnification obligations of the Shareholders pursuant to this Agreement, and the Cash Consideration component set forth below shall be offset against the "Deficiency" as provided in Section 5.10 hereof. Buyer consents to the appointment of Levenfeld, Eisenberg, Janger & Glassberg as the escrow agent (the "Escrow Agent"). The deposit, maintenance and ultimate disposition of the Escrow Consideration shall be governed by the terms of an escrow agreement, the form of which is attached hereto as Exhibit A (the "Escrow Agreement").

         (b) The Escrow Consideration shall consist of:

                  (i) 10% of the Cash Consideration identified in Section 1.2(a) herein (the "Escrow Cash"); and

                  (ii) 50% of the shares of the Stock Consideration identified in Section 1.2(b) herein (the "Escrow Shares").

1.6      Incremental Tax Amount.

         (a) It is intended by the parties that the transactions covered by this Agreement, shall not be treated by the parties as a tax-free reorganization under the Internal Revenue Code of 1986, as amended (the "Code") As further provided in Section 5.14, a Code Section 338(h)(ii) election will be made for tax purposes. Buyer intends that the Shareholders should not be burdened by tax greater (or sooner) than that which they would have suffered had the transaction qualified as a tax-free reorganization under the Code. To that end, Buyer shall, from time to time loan to the Shareholders sums equal to the incremental amount of federal and state (if any) income taxes incurred by each of them in connection with the sale of their Shares, in excess of the amount of such federal and state income taxes that would have been incurred by them as a result of the sale of their Shares, had the transaction been structured as a tax free reorganization under the Code. Such amount is hereinafter referred to as the "Incremental Tax Amount." The Incremental Tax Amount shall be loaned to the Shareholders no later than 15 days prior to the date on which each such Shareholder's income tax return is due for filing (or on such earlier dates that estimated tax payments are due) and a copy of such tax returns shall once filed, be provided to the Buyer to verify the timely submission of such returns. Such loans shall be made pursuant to the terms of a promissory note, a form of which is attached hereto as Exhibit B (the "Note"), to be executed by the Shareholder upon advancement of the Incremental Tax Amount. Said Note shall be secured by a pledge, pursuant to a pledge agreement (the "Pledge Agreement"), a form of which is attached hereto as Exhibit C, of that portion of the Stock Consideration received by the Shareholder having a value equal to the principal amount of the Note. Buyer does not indemnify Seller for any tax consequences of the notes being non-interest bearing to the extent interest must be imputed for federal income tax purposes on such advances.

         (b) The amount and due dates for advances of the Incremental Tax Amount to the Shareholders shall be provided by the Shareholders in written notices (each a "Tax Notice") to the Buyer no later than 60 days prior to each required payment hereunder. Buyer shall have 20 days in which to review the Tax Notice and shall advise the Shareholders of any objection to the same. If Buyer objects to the computation of the Incremental Tax Amount or the due dates associated therewith, and the Buyer and the Shareholders shall not reach agreement on such issues within 30 days after Buyer has notified the Shareholders of its objection, the Buyer and Shareholders shall submit the issue to arbitration by a nationally recognized accounting firm independent of any of the parties hereto as shall be mutually acceptable to the Buyer and the majority of the Shareholders for resolution of the disagreement, it being agreed that the Buyer and each of the Shareholders will jointly share the fees and expenses of such accounting firm. Notwithstanding any dispute or arbitration which may arise pursuant hereto, Buyer shall advance to Shareholders that portion of the Incremental Tax Amount requested by Shareholders in the Tax Notice which is not disputed or objected to by Buyer, such advance to occur within 30 days after delivery of the Tax Notice.

                                   ARTICLE II
                                    CLOSING.

2.1      Closing Date.

         The purchase and sale (the "Closing") provided for in this Agreement will take place at the offices of the Company's counsel at 33 West Monroe Street, 21st Floor, Chicago, Illinois, at 9:30 a.m. (local time) on the later of
(i) June 22, 1997 or (ii) at such other time and place as the parties may agree. The date of the Closing is hereinafter referred to as the "Closing Date." In no event shall the Closing take place later than June 30, 1998 (the "Termination Date").

2.2      Closing Transactions.

         At the Closing, the following transactions shall occur, all of such transactions being deemed to occur simultaneously:

         (a) The Shareholders will deliver, or shall cause to be delivered, to the Buyer, the following documents and shall take the following actions:

                  (1) The Shareholders shall surrender and deliver to the Buyer the certificate or certificates representing all of the Shares;

                  (2) A certificate shall be executed by the Shareholders to the effect that: (i) all representations and warranties made by the Shareholders under this Agreement are true and correct as of the Closing, as though originally given to Buyer on said date; and (ii) the conditions precedent identified at Sections 6.2 and 6.3 have been satisfied;

                  (3) A certificate of good standing shall be delivered by the Shareholders from the Secretary of State of the State of Illinois, dated at or about the Closing, to the effect that the Company is in good standing under the laws of such state;

                  (4) An incumbency certificate shall be delivered by the Shareholders signed by all of the officers of the Company dated at or about the Closing;

                  (5) Certified Articles of Incorporation shall be delivered by the Shareholders dated at or about the Closing and a copy of the Bylaws of the Company certified by the Secretary of the Company dated at or about the Closing;

                  (6) The Escrow Agreement, in the form of Exhibit A, shall be executed and delivered by the Shareholders, Buyer and the Escrow Agent;

                  (7) A registration rights agreement (the "Registration Rights Agreement"), the form of which is attached hereto as Exhibit D, shall be executed and delivered by the Shareholders;

                  (8) An employment and noncompetition (the "Employment Agreement"), the form of which is attached hereto as Exhibit E, shall be executed and delivered by each of the Shareholders;

                  (9) Each of the officers and directors of the Company shall have tendered their resignation from such offices in form and substance satisfactory to Buyer;

                  (10) The delivery of an opinion of counsel of the Shareholders in form and substance satisfactory to the Buyer;

                  (11) Each of the Shareholders has executed Internal Revenue Form 8023 as more fully set forth in Section 5.14; and

                  (12) Each of the parties to this Agreement shall have otherwise executed whatever documents and agreements, provided whatever consents or approvals and taken all such actions as are required under this Agreement.

         (b) Buyer will deliver, or shall cause to be delivered, to the Shareholders, the following documents and shall take the following actions:

                  (1) Subject to subparagraph (3) herein, Buyer shall deliver or shall cause to be delivered to the Shareholders certificates representing the Stock Consideration;

                  (2) Subject to subparagraph (3) herein, Buyer shall deliver or shall cause to be delivered to the Shareholders, the Cash Consideration by wire transfer of immediately available funds to the bank account designated in writing by the Shareholders at least three (3) days prior to Closing;

                  (3) The Buyer shall deliver the Escrow Consideration into escrow pursuant to the terms of the Escrow Agreement;

                  (4) A certificate shall be executed by the Buyer's Chief Executive Officer to the effect that all representations and warranties of the Buyer under this Agreement are true and correct as of the Closing, as though originally given to the Shareholders on said date;

                  (5) A certificate of good standing and certified copies of Buyer's certificate of incorporation shall be delivered by Buyer from the Secretary of the State of Delaware dated at or about the Closing that the Buyer is in good standing under the laws of said state;

                  (6) Certified board resolutions shall be delivered by the Buyer dated at or about the Closing authorizing the transactions contemplated under this Agreement;

                  (7) An incumbency certificate shall be delivered by Buyer signed by all of the officers thereof dated at or about the Closing;

                  (8) Buyer will execute and deliver an Employment Agreement with each of the Shareholders, the form of which is attached hereto as Exhibit E;

                  (9) Buyer will execute and deliver the Registration Rights Agreement with the Shareholders, the form of which is attached hereto as Exhibit D;

                  (10) The delivery of an opinion of counsel of Buyer in form and substance satisfactory to the Shareholders;

                  (11) Execution of Internal Revenue Form 8023 as more fully set forth in Section 5.13; and

                  (12) Each of the parties to this Agreement shall have otherwise executed whatever documents and agreements, provided whatever consents or approvals and shall have taken all such actions as are required under this Agreement.

                                   ARTICLE III
               REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

         As a material inducement to Buyer to execute this Agreement and consummate the transactions contemplated hereby, each of the Shareholders, jointly and severally, hereby makes the following representations and warranties to Buyer. The representations and warranties are true and correct in all material respects at this date, and will be true and correct in all material respects on the Closing as though made on and as of such date.

3.1 Organization, Qualification and Status.

         The Company is a corporation duly incorporated and organized, validly existing and in good standing under the laws of the State of Illinois. The Company has full corporate power and authority to own, lease and use its properties and to carry on its business as presently conducted. The Company is duly qualified or licensed to do business and in good standing as a foreign corporation in each of the jurisdictions in which the nature of its business or the character of the properties and assets which it owns or leases makes such qualification or licensing necessary. A listing of all such jurisdictions is set forth on Schedule 3.1 hereto.

         Except as set forth on Schedule 3.1 hereto, the Company has not, during the six- (6-) year period immediately preceding the date hereof, changed its name, been the surviving entity of a merger, consolidation or other reorganization, or acquired all or substantially all of the assets of any person or entity. Schedule 3.1 also sets forth all fictitious names under which the Company or such predecessors have conducted business.

3.2 Corporate Instruments and Records.

         The copies of the Company's articles of incorporation and bylaws, each certified by the Secretary of the Company and heretofore furnished to Buyer, are true, correct and complete and each include all amendments to the date hereof. The Company's minute books, as made available to Buyer, contain a true, complete and correct record of all corporate action taken on or prior to the date hereof at the meetings of its shareholders and directors and committees thereof. The stock certificate books and ledgers of the Company, as made available to Buyer for inspection, are true, correct and complete, and accurately reflect, at the date hereof, the ownership of the outstanding capital stock of the Company by the Shareholders.

3.3 Capitalization.

         The authorized capital stock of the Company consists of 10,000 shares of common stock, no par value, of which 1600 shares are issued and outstanding. The Shares are held beneficially and of record by the Shareholders in the denominations set forth opposite each Shareholder's name on Schedule 3.3 hereto, and no shares are held in the treasury of the Company. All of the Shares are validly issued, fully paid and non-assessable and entitled to vote at shareholder meetings. None of the Shares has been issued in violation of any preemptive rights of shareholders or transferred in violation of any transfer restrictions relating thereto. There are no authorized or outstanding options, warrants, convertible securities, subscription rights, puts, calls, unsatisfied pre-emptive rights or other rights of any nature to purchase or otherwise receive, or to require the Company to purchase, redeem or acquire, any shares of the capital stock or other securities of the Company and there is no outstanding security of any kind convertible into such capital stock. There are no existing shareholder agreements, voting agreements or voting trusts respecting any shares of the capital stock of the Company, except for those described in Schedule 3.3, which shall be extinguished at Closing. None of the shares of capital stock or other securities of the Company were issued in violation of the Act or any other legal requirement.

3.4 Ownership of Shares.

         Each of the Shareholders owns and holds, beneficially and of record, the entire right, title and interest in and to the number of Shares set forth opposite his name on Schedule 3.3 hereto, free and clear of any claim, suit, proceeding, call, commitment, voting trust, proxy, restriction, limitation, security interest, pledge or lien or encumbrance of any kind or nature whatsoever (except as disclosed on Schedule 3.3), and has full power and authority to vote said Shares and to approve the transactions contemplated by this Agreement, such Shares constituting, in the aggregate, all of the issued and outstanding shares of capital stock of the Company. Each Shareholder has full power and authority to vote, transfer and dispose of the Shares, free and clear of any claim, suit, proceeding, call, voting trust, proxy, restriction, security interest, lien or other encumbrance of any kind or nature whatsoever other than restrictions under the Act, applicable state securities laws, and the restrictions described on Schedule 3.3.

3.5 No Subsidiary.

         The Company does not have any subsidiary or any ownership interest in any other entity. The Company is not a party to any joint venture arrangement (other than those Material Contracts which may be construed as joint ventures) and does not have the right to acquire any securities of or ownership interests in any other person or entity.

3.6 Authority of Shareholders.

         Each Shareholder has full power and authority to enter into this Agreement, and to consummate the transactions contemplated hereby, without the consent of or notice to any third-party (other than the Shareholders), and to comply with the terms, conditions and provisions hereof. This Agreement has been duly authorized, executed and delivered by each Shareholder and is, and each other agreement or instrument of such Shareholder contemplated by it will be, the legal, valid and binding agreement of such Shareholder, enforceable against such Shareholder in accordance with its terms. Except as set forth on Schedule 3.6, the execution, delivery and performance of this Agreement and the other agreements of the Shareholders contemplated hereby (collectively, the "Shareholders' Agreements") do not require the consent of or notice to any third-party. Neither the execution and delivery of the Shareholders' Agreements nor the consummation of the transactions contemplated thereby will conflict with or result in any violation of or constitute a default under any term of the articles of incorporation or bylaws of the

Company, or any agreement, mortgage, debt instrument, indenture, or other instrument, judgment, decree, order, award, law or regulation by which the Company or the Shareholders are bound, or result in the creation of any lien, security interest, charge or encumbrance upon any of the assets of the Company, or result in the cancellation, modification, revocation or suspension of any license, certificate, permit or authorization held by the Company, except as set forth in Schedule 3.6.

3.7 No Violation.

         The Company is not in default under or in violation of any provision of
(a) its articles of incorporation or bylaws, or (b) any agreement, understanding, arrangement, indenture, contract, lease, sublease, loan agreement, note, restriction, obligation or liability to which it is a party or by which it is bound or to which it or its assets are subject and which is material to the Company (individually, an "Instrument" and collectively, the "Instruments"). Except as set forth in Schedule 3.7, neither the execution and delivery of this Agreement by the Shareholders, nor the consummation of the transactions contemplated hereby or thereby, nor compliance with the terms hereof or thereof, (in a way that has a material adverse effect upon the Company) will (i) conflict with or result in a breach of any of the terms, conditions or provisions of the articles of incorporation or bylaws of the Company, nor (ii) violate, conflict with or result in a breach of or default under any of the terms, conditions or provisions of any Instrument, nor (iii) accelerate or give to others any interests or rights, including rights of acceleration, termination, modification or cancellation, under any Instrument or in or with respect to the business or assets of the Company, nor (iv) result in the creation of any lien, claim, charge or encumbrance on the assets, capital stock or properties of the Company, nor (v) conflict with, violate or result in a breach of or constitute a default under any law, statute, rule, judgment, order, decree, injunction, ruling or regulation of any government, governmental agency, authority or instrumentality, court or arbitration tribunal to which the Company or any of its assets or properties is subject, nor (vi) require the Company to give notice to, or obtain an authorization, approval, order, license, franchise, declaration or consent of, or make a filing with, any foreign, federal, state, county, local or other governmental or regulatory body or other person, other than any filings required to be made with the Federal Trade Commission ("FTC") and Antitrust Division of the Department of Justice ("Justice Department") of Notification and Report Forms pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR Act") and the rules promulgated thereunder.

3.8 Financial Statements.

         (a) Schedule 3.8 hereto contains true and correct and complete copies of the following financial statements of the Company at the dates and for the periods specified:

         A copy of the Company's unaudited financial statements for its most recently completed fiscal year ended December 31, 1997 (the "Unaudited Financial Statements") and an unaudited financial statement for the five month period ended May 31, 1998 (the "Interim Financial Statement"). Unless otherwise referred to, the Unaudited Financial Statements and the Interim

Financial Statement shall be referred to as the "Financial Statements." Such Financial Statements present in all material respects the financial position of the Company as of the dates thereof and the results of operations for the periods then ended (subject to normal year-end adjustments). There have been no material adverse changes in the financial condition, assets or liabilities of the Company from the date of the Interim Financial Statement to the date hereof, except changes in the ordinary course of business, none of which, either singly or in the aggregate, has been materially adverse. Since the date of the Interim Financial Statement, the Company has conducted its business in a normal and customary manner. The books and records of the Company from which the Financial Statements were prepared properly and accurately record the transactions and activities which they purport to record.

3.9 Absence of Undisclosed and Contingent Liabilities.

         Except for obligations arising in the ordinary course of business after May 31, 1998, and other obligations of the Company under the Material Contracts and contracts that would be Material Contracts except for the amount involved, the Shareholders know of no basis for the assertion against the Company by any person of a valid claim based on a liability which is not disclosed within the Financial Statements.

3.10 No Adverse Changes.

         Except as and to the extent set forth on the Financial Statements, to the extent contained in this Agreement or as set forth on Schedule 3.10, since December 31, 1997 the Company has been operated in the ordinary course and there has not been a material adverse change in the condition (financial or otherwise), properties, assets, liabilities, rights, operations or business of the Company.

3.11 Guarantees.

         (a) The Company has not guaranteed, become surety or contingent obligor for or assumed any obligation, debt or dividend of any person or entity. No assets owned by the Company are or have been pledged, hypothecated, delivered for safekeeping, subjected to a security interest or otherwise provided in any way as security for payment or performance of any obligation of a person other than the Company.

         (b) Schedule 3.11 identifies all obligations and liabilities of the Company for which the Shareholders have provided or been caused to incur personal guarantees thereof, which guarantees will be released or extinguished at the Closing pursuant to Section 5.12.

3.12 Tax Matters.

         Attached hereto as Schedule 3.12 are the Company's federal tax returns on Form 1120S for the years ended December 31, 1996 and December 31, 1997 (the "Tax Returns"). Except as set forth on Schedule 3.12 attached hereto:

         (a) The Company (i) has timely and properly filed or caused to be filed all tax returns which it is or has been required to file on or prior to the date hereof, by any jurisdiction to which it is or has been subject (and which are identified on Schedule 3.12 hereto), all such tax returns being true and correct and complete in all respects, (ii) has timely paid or caused to be paid in full all taxes which are or have become due and payable to all taxing authorities with respect to such returns and periods, (iii) has made or caused to be made all withholdings of taxes required to be made by it, and such withholdings have either been paid to the appropriate governmental agency or set aside in appropriate accounts for such purpose, and (iv) has otherwise satisfied, in all material respects, all applicable laws and agreements with respect to the filing of tax returns and the payment of taxes.

         (b) The Company has properly accrued and reflected within its Financial Statements, and has thereafter to the date hereof properly accrued, and will from the date hereof through the Closing Date properly accrue, all liabilities for taxes and assessments, all such accruals being in the aggregate sufficient for payment of all such taxes and assessments.

         (c) There are no unassessed tax deficiencies proposed or threatened against the Company, nor are there any agreements, waivers, or other arrangements providing for extension of time with respect to the assessment or collection of any tax against the Company or any actions, suits, proceedings, investigations or claims now pending against the Company with respect to any tax, or any matter under discussion with any federal, state, local or foreign authority relating to any taxes.

         (d) The Company is not and has never been a member of an affiliated group of corporations (within the meaning of Section 1504 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code")).

         (e) The Company is not a party to, is not bound by, and does not have any obligation under any tax sharing, tax indemnity, or similar agreement.

         (f) The Company has not made and will not make a change in method of accounting for a taxable year beginning on or before the Closing Date, which would require it to include any adjustment under Section 481(a) of the Internal Revenue Code in taxable income for any taxable year beginning on or after the Closing Date.

         (g) Shareholders are not foreign persons so that Section 897 and 6039C of the Internal Revenue Code are not applicable to the transactions provided for hereunder.

         (h) From the date of the Company's inception as a "C-Corporation" through and including the date of its election to be an "S-Corporation," the Company was not subject to and did not accrue any "built-in gains" as provided in Section 1374 of the Code that have not been recognized as taxable income by the Company prior to this transaction. The Company, since the date of its election as an "S-Corporation," has been a qualified "S Corporation" as that term is defined in the Internal Revenue Code, and has never revoked or terminated such election, nor has it taken any action which would threaten, jeopardize or disqualify the Company from its S

Corporation status. In accordance with the Section 338(h)(10) election, the Company's final "S Corporation" return shall report any gain or loss from the deemed sale under Section 338.

         For purposes of this Agreement, "tax" and "taxes" shall include all income, gross receipts, franchise, excise, transfer, severance, value added, ad valorum, sales, use, wage, payroll, workmen's compensation, employment, occupation, and real and personal property taxes; taxes measured by or imposed on capital; levies, imposts, duties, license and legislation fees; other taxes imposed by a federal, state, municipal, local, foreign or other governmental authority or agency, including assessments in the nature of taxes; including without limitation, interest, penalties, fines, assessments and deficiencies relating to any tax or taxes; and including transferee or secondary liability for taxes and any taxes due as a result of being a member of any affiliated, consolidated, combined or unitary group or any liability in respect of taxes under a tax sharing, tax allocation, tax indemnity or other agreement.

         For purposes of this Agreement, "tax return" or "tax returns" shall mean all returns, reports, estimates, schedules, declarations, information statements and documents relating to or required to be filed in connection with any taxes pursuant to the statutes, rules or regulations of any federal, state, local or foreign government taxing authority.

3.13 Litigation.

         Except as set forth on Schedule 3.13, there are no actions, suits or proceedings at law or in equity, or arbitration proceedings, or claims, demands or investigations, pending or threatened by or against the Company, or state of facts existing which is reasonably likely to give rise to any such action, suit, proceeding, claim, demand or investigation; there are no proceedings pending or threatened against or involving the Company by or before any governmental board, department, commission, bureau, instrumentality or agency (including but not limited to any federal, state, local or foreign governmental agency or body concerned with control of foreign exchange, energy, environmental protection or pollution control, franchising or other distribution arrangements, antitrust or trade regulation, civil rights, labor or discrimination, wages and hours, safety or health, zoning or land use), or state of facts existing which is reasonably likely to give rise to any such proceedings; and the Company is not in violation of any order, ruling, decree or judgment of any court or arbitration tribunal or governmental board, department, commission, bureau, instrumentality or agency.

3.14 Leased Real Property.

         The Company is the lessee under the real estate leases described on
Schedule 3.14 hereto. True, correct and complete copies of said leases and any amendments, extensions and renewals thereof have heretofore been delivered by the Company to Buyer. The Company now enjoys and on the Closing Date will enjoy quiet and undisturbed possession under each of said leases. The Company's interest in each of such leases is free and clear of any mortgages and liens created by the Company, is not subject to any deeds of trust, assignments, subleases or rights of any third parties created by the Company, other than the lessor thereof (or those in favor of the lessor's mortgagee). To the knowledge of the Shareholders, such leased real estate is free and clear of any zoning or use or building restriction or any pending, proposed or threatened zoning or use or building restriction which would now, or on the Closing Date or thereafter, interfere with the present or any intended use by the Company of any of such leased real estate. Said leases now are, and on the Closing Date will be, valid and binding and in full force and effect, and are not now, and on the Closing Date will not be, in default as to the payment of rent or otherwise. The consummation of the transactions contemplated by this Agreement will not constitute an event of default under any of said leases and the continuation, validity and effectiveness of such leases will not be adversely affected by the transactions contemplated by this Agreement.

3.15 Owned Tangible Personal Property.

         Schedule 3.15 sets forth a list of the tangible personal property of the Company (the "Tangible Personal Property"). Except as set forth on Schedule
3.15 hereto and except for property disposed of in the ordinary course of business of the Company, the Company has and will have at the Closing all right, title and interest in, and good title to, the Tangible Personal Property free and clear of any claim, lease, pledge, mortgage, security interest, conditional sale agreement or other title retention agreement, restriction, lien or encumbrance of any kind or nature whatsoever. True, complete and correct copies of all leases and licenses relating to the Tangible Personal Property have heretofore been delivered by the Company to Buyer.

3.16 Condition of Buildings and Tangible Personal Property.

         To the knowledge of the Shareholders, all of the premises occupied, and substantially all of the items of Tangible Personal Property are in operating condition and repair, comply in all material respects with applicable laws, regulations and ordinances, including but not limited to zoning, building and fire codes and are suitable and sufficient for the present conduct of the Company's business. Each item of Tangible Personal Property is adequately covered by one of the insurance policies described in Section hereto.

3.17 Accounts and Notes Receivable.

         Each of the accounts receivable of the Company referred to on the Financial Statements constitutes a valid claim in the full amount thereof against the debtor charged therewith on the books of the Company to which each such account is payable and has been acquired in the ordinary course of business. Except as set forth in Schedule 3.17, each account receivable is fully collectible to the extent of the face value thereof (less the amount of the allowance for the doubtful accounts reflected on the Financial Statements) no later than ninety (90) days after such account receivable is due. No account debtor has any valid setoff, deduction or defense with respect thereto, and no account debtor has asserted any such setoff, deduction or defense. There are no accounts receivable which arise pursuant to an agreement with the United States Government or any agency or instrumentality thereof.

3.18 Material Contracts.

         (a) Schedule 3.18 sets forth a list of each of all material contracts (the "Material Contracts") of the Company, whether oral, written or implied, or other agreements, leases, surety arrangements or other commitments to which the Company is a party, under which the Company may become subject to any obligation or liability, or by which the Company or any of its assets may become bound, including the following:

                  (i) each arrangement, agreement, contract or understanding that involves performance of services or delivery of goods or materials by the Company in an amount or for a value in excess of $25,000;

                  (ii) each arrangement, agreement, contract or understanding that was not entered into in the ordinary course of business and that involves expenditures or receipts by the Company in excess of $25,000;

                  (iii) each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other arrangement, agreement, contract or understanding affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $25,000 and with terms of less than one year);

                  (iv) each licensing agreement or other arrangement, agreement, contract or understanding with respect to patents, trademarks, copyrights, or other intellectual property, including agreements with current or former employees, consultants, or contractors regarding the appropriation or the nondisclosure of any intellectual property assets of the Company;

                  (v) each collective bargaining agreement or other arrangement, agreement, contract or understanding with any labor union or other employee representative of a group of employees;

                  (vi) each joint venture, partnership, and other arrangement, agreement, contract or understanding (however named) involving a sharing of profits, losses, costs, or liabilities by the Company with any other person;

                  (vii) each arrangement, agreement, contract or understanding containing covenants that in any way purport to restrict the business activity of the Company;

                  (viii) each arrangement, agreement, contract or understanding providing for payments to or by any person based on sales, purchases, or profits, other than direct payments for goods;

                  (ix) each power of attorney that is currently effective and outstanding;

                  (x) each arrangement, agreement, contract or understanding for capital expenditures in excess of $25,000;

                  (xi) each written warranty, guaranty, and or other similar undertaking with respect to contractual performance extended by the Company other than in the ordinary course of business; and

                  (xii) each amendment, supplement, and modification (whether oral or written) in respect of any of the foregoing.

         (b) The Material Contracts constitute all of the material agreements and instruments which are necessary to operate the business as currently conducted by the Company. True, correct and complete copies of each Material Contract described and listed under subsection 3.18(a) have been made available to Buyer prior to the date hereof. The term "Material Contract" excludes purchase orders entered into in the ordinary course for personality or inventory which may be returned to the vendor without penalty. All of the Material Contracts are valid, binding and enforceable against the respective parties thereto in accordance with their respective terms. Neither the Company and, to the best of the Shareholders' knowledge, nor any other party, is in default or in arrears under the terms thereof, and no condition exists or event has occurred which, with the giving of notice or lapse of time or both, would constitute a default thereunder.

3.19 Inventories.

         All of the Company's inventories are reflected in the Financial Statements at cost or market, whichever is lower; now are and on the Closing Date will be good and salable or usable in the ordinary course of the business of the Company; now are and on the Closing Date will be of sufficient quality for the normal operation of the Company's business; did not on the date of the Financial Statements contain, do not now contain, and on the Closing Date will not contain, any obsolete items.

3.20 Purchase Commitments and Bids.

         All accepted and unfulfilled orders for the sale of merchandise or services entered into by the Company in the operation of its business, and the aggregate of all commitments for the purchase of merchandise or supplies by the Company were made in the ordinary course of the operations of the Company. There are no claims against the Company or the Shareholders to return merchandise by reason of alleged overshipments, defective merchandise or otherwise, or of merchandise in the hands of customers under an understanding that such merchandise would be returnable. Each outstanding bid, proposal, commitment or unfulfilled order which relates to the operations of the Company was priced upon terms consistent with the Company's past practices.

3.21 Banking Matters.

         Schedule 3.21 hereto contains a true, complete and correct list of the names of all banks and other financial institutions (with account numbers) in which the Company has an account or safe deposit box, and of all brokerage firms and other entities and persons holding funds or investments of the Company, and the names of all persons authorized to draw thereon or have access thereto.

3.22 Labor and Employment Matters.

         (a) Schedule 3.22 contains a complete list of (i) the names of all incumbent directors and officers of the Company; (ii) the names and job designations, descriptions and locations of all employees, consultants and agents of the Company, the current remuneration of each, and (iii) all employment arrangements, pension, retirement, profit sharing and bonus plans, and all deferred compensation, health, welfare, all severance management, and other similar plans for the benefit of any employees of the Company, including employee plans ("Employee Benefit Plan"). Subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Company at present is not, and during the five (5) year period preceding the Closing Date, has not been a sponsor of, party to or obligated to contribute to any employee benefit plan (as defined in Section 3(3) of ERISA), and has not been a party to any collective bargaining agreement currently in effect or in effect during the five-year period preceding the Closing Date, except as set forth on Schedule
3.22 hereto. The Company has never been a member of a "controlled group of corporations" within the meaning of Internal Revenue Code Section 414(b) or (c) is or has ever maintained a defined benefit pension plan or contributed to a multiemployer plan as defined in Section 3(37) of ERISA. True, correct and complete copies of each Employee Benefit Plan has heretofore been delivered by the Company to Buyer.

         (b) With respect to each Employee Benefit Plan,

                  (1) there is no litigation, disputed claim (other than routine claims for benefits), governmental proceeding, inquiry or investigation pending or threatened with respect to each such Plan, its related trust, or any fiduciary, administrator or sponsor of such Plan;

                  (2) each such Plan has been established, maintained, funded and (to the knowledge of Shareholders) administered in all material respects in accordance with its governing documents, and any applicable provisions of ERISA, the Internal Revenue Code, other applicable law, and all regulations promulgated thereunder.

         (c) Except as disclosed on Schedule 3.22, the Company is not obligated to and does not (directly or indirectly) provide death benefits or health care coverage to any former employees or retirees.

         (d) The Company has complied with all applicable provisions of the Immigration Reform and Control Act of 1986.

3.23 Termination of Business Relationships.

         No supplier of the Company which cannot be replaced on commercially reasonable terms has evidenced to the Company any intention to cancel or terminate its business relationship with the Company. No key employee of the Company has notified the Company or any Shareholder of his/her intent or desire to terminate employment with the Company.

3.24 Customers.

         Set forth on Schedule 3.24 is a list of the five largest customers the Company based on the percentage of revenue represented by those customers for the fiscal year ended December 31, 1997. The relationship of the Company with its suppliers and customers are good commercial working relationships, no supplier or customer of the Company has canceled, curtailed or otherwise terminated or threatened to cancel or otherwise terminate, his or its relationship with the Company, except that the mix of the Company's customers and suppliers changes from time to time in the ordinary course of the Company's business.

3.25 Product Warranties.

         Except as set forth on Schedule 3.25, there are no liabilities of or claims against the Company or any Shareholder, and no liabilities or claims are threatened against the Company or any Shareholder, with respect to any product liability (or similar claim) or product warranty (or similar claim) claim that relates to any product manufactured or sold by the Company or any of the Shareholders in the operations of the Company, except for standard warranty, service and maintenance obligations made in the ordinary course of the operations of the Company to purchasers of its products and services.

3.26 Insurance.

         Schedule 3.26 sets forth a list of all the Company's insurance policies. The Company maintains insurance covering its assets, business, equipment, properties, operations and employees with such coverage, in such amounts, and with such deductibles and premiums as are consistent with insurance coverage provided for other companies of comparable size and in comparable industries. All of such policies are in full force and effect and all premiums payable have been paid in full and the Company is in full compliance with the terms and conditions of such policies. The Company has not received any notice from any issuer of such policies of its intention to cancel or refusal to renew any policy issued by it or of its intention to renew any such policy based on a material increase in premium rates other than in the ordinary course of business. None of such policies are subject to cancellation by virtue of the Agreement or the consummation of the other transactions contemplated herein. There is no claim by the Company pending under any of such policies as to which coverage has been questioned or denied.

3.27 Compliance with Laws.

         The Company has complied in all material respects with all applicable laws, statutes, rules and regulations, orders of federal, state, local and foreign governments and governmental agencies applicable to it and its business, assets, properties and operations and no claim of violation of any such laws or regulations has been made prior to the date hereof.

3.28 Licenses and Permits.

         The Company has secured all licenses, franchises, permits and other authorizations from federal, state, local and other governmental or administrative authorities (an "Authority") applicable to its assets, properties and operations or necessary for the conduct of its business (the "Permits"), except for any of the foregoing, the absence of which, either alone or in the aggregate, would not have a material adverse effect upon the business or financial condition of the Company. Except as set forth in Schedule 3.28, (a) each of said Permits is in full force and effect, (b) the Company (or other designated permittee or licensee thereunder) is in compliance with the terms, provisions and conditions thereof, (c) there are no outstanding violations, notices of noncompliance therewith, judgments, consent decrees, orders or judicial or administrative action(s) or proceedings(s) affecting any of said Permits and (d) no condition exists and no event has occurred which (whether with or without notice, lapse of time or the occurrence of any other event) would permit the suspension or revocation of any of said permits other than by expiration of the term set forth therein. To the knowledge of the Shareholders, consummation of the transactions contemplated by this Agreement will not affect the validity, enforceability or effectiveness of any such Permit and no filing with or consent authorization or approval of any Authority is required in connection with the consummation of the transactions contemplated hereby.

3.29 No Interest in Suppliers.

         Neither the Company nor the Shareholders have any direct or indirect equity interest in, or power to control the business or affairs of, or intention to acquire such interest in or control of, any person that is a manufacturer, supplier, lender, lessor or provider of services or equipment to the Company.

3.30 All Business Conducted by the Company.

         The business and operations of the Company are conducted exclusively by the Company, and not by the Shareholders or any other business entity whether or not affiliated with the Company.

3.31 Environmental Matters.

         Except as set forth on Schedule 3.31 hereto, (i) the Company is currently in compliance with all applicable Environmental Laws, and has obtained all permits and other authorizations from, and submitted all forms, fees, registrations, reports and similar filings to, the appropriate person or governmental agency needed, or required, to operate its facilities in compliance with the applicable Environmental Laws; (ii) the Company has not violated any applicable Environmental Law; (iii) the Shareholders are unaware of any present requirement of any applicable Environmental Law which is due to be imposed upon it which will increase its cost of complying with the Environmental Laws; (iv) all past on-site generation, treatment, processing, storage and disposal of Waste, including Hazardous Waste, by the Company and its predecessors have been done in compliance with the currently applicable Environmental Laws; (v) all past off-site transportation, treatment, processing, storage and disposal of Waste, including Hazardous Waste, generated by the Company and its predecessors have been done in compliance with the currently applicable Environmental Laws; (vi) the Company and its predecessors have not released, spilled, leaked or otherwise discharged into the environment any Regulated Substance except as expressly authorized by the applicable Environmental Laws; and (vii) the Company and its predecessors have not used or otherwise managed any Regulated Substance except in strict compliance with all applicable Environmental Laws.

         As used in this Agreement, the terms (i) "Environmental Laws" include but are not limited to any federal, state, foreign or local law, statute, charter or ordinance, and any rule, regulation, binding interpretation, binding policy, permit, order, court order or consent decree issued pursuant to any of the foregoing, which pertains to, governs or otherwise regulates any of the following activities: (a) the emission, discharge, release or spilling of any Regulated Substance into the air, surface water, groundwater, soil or substrata and (b) the manufacturing, processing, sale, generation, treatment, transportation, storage, disposal, labeling or other management of any Waste, including any Hazardous Waste or Regulated Substance; (ii) "Waste" and "Hazardous Waste" include any substance defined as such by any applicable Environmental Law; and (iii) "Regulated Substances" include any substance the manufacturing, processing, sale, generation, treatment, transportation, storage, disposal, labeling or other management or use of which is regulated by any applicable Environmental Law.

3.32 Intellectual Property Matters.

         (a) The corporate name of the Company and the trade names and service marks listed on Schedule 3.32 are the only names and service marks which are used by the Company in the operation of its business (the "Names and Service Marks"). The Company owns, or has enforceable rights to use all intellectual property presently in use by it and necessary for the operation of its business as now being conducted, which intellectual property includes, but is not limited to, licenses, patents, trademarks, trade names, service marks, copyrights, trade secrets, customer lists, inventions, formulas, methods, processes and other proprietary information (the "Intellectual Property"). There are no outstanding licenses or consents granting third parties the right to use the Intellectual Property owned by the Company other than these entered into in the ordinary course of business. The Company has received no notice of any adversely held patent, invention, trademark, copyright, service mark or tradename of any person, or any claims of any other person relating to any of the Intellectual Property subject hereto. There is no presently known threatened use or encroachment of any such Intellectual Property. To the knowledge of the Shareholders, the manufacture, sale or use of any products now or heretofore manufactured or sold by the Company did not and does not infringe (nor has any claim been made that any such action infringes) the intellectual property rights of others.

         (b) To the knowledge of Shareholders, all Intellectual Property of the Company is Millennium Compliant. "Millennium Compliant" shall mean the ability of software to provide all of the following functions: (a) consistently handle date information before, during, and after January 1, 2000, including but not limited to accepting date input, providing date output, and performing calculations on dates or portions of dates; (b) function accurately, in accordance with the published documentation, and without interruption before, during, and after January 1, 2000, without any change in operations associated with the advent of the new century; (c) respond to two-digit year-date input in a way that resolves any ambiguity as to century in a disclosed, defined, and predetermined manner; and (d) store and provide output of date information in ways that are unambiguous as to century. This paragraph (b) shall not apply to third party software purchased or licensed by the Company for use in its business.

3.33 Investment Intent.

         (a) Except with respect to the registration rights granted to the Shareholders pursuant to the terms of the Registration Rights Agreement, the shares included in the Stock Consideration are not being registered under the Act on the basis of the statutory exemption provided by Section 4(2) thereof, relating to transactions not involving a public offering, and the Buyer's reliance on the statutory exemption thereof is based in part on the representations contained in this Agreement.

         (b) Each Shareholder represents (i) that he has, or as of the Closing, will have reviewed such quarterly, annual and periodic reports of the Buyer as have been filed with the Securities and Exchange Commission since December 22, 1997 (the "Reports") and that he has such knowledge and experience in financial and business matters that he is capable of utilizing the information set forth therein, concerning Buyer to evaluate the risk of investing in the Buyer; (ii) that he has been advised that the Stock Consideration to be issued to him by the Buyer will not be registered under the Act, except as otherwise provided in this Agreement or the Registration Rights Agreement, and accordingly, such Shareholder may only be able to sell or otherwise dispose of such shares in accordance with Rule 144, an applicable exemption from registration under the Act, or except as otherwise provided in this Agreement; (iii) that the Osage Stock will be held for investment and not with a view to, or for resale in connection with the public offering or distribution thereof; (iv) that the Osage Stock so issued will not be sold without registration thereof under the Act (unless such shares are subject to registration or in the opinion of counsel to the Buyer an exemption from such registration is available), or in violation of any law; and (v) that the certificate or certificates representing the Osage Stock to be issued will be imprinted with a legend in form and substance substantially as follows:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("THE ACT"). THESE SECURITIES

                  MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION, OR THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION, UNDER THE SECURITIES ACT OF 1933, AS AMENDED, BASED ON AN OPINION LETTER OF COUNSEL FOR THE COMPANY OR A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

and Buyer is hereby authorized to notify its transfer agent of the status of the Osage Stock and to take such other action, including but not limited to, the placing of a "stop-transfer" order on the transfer agent's books and records to assure compliance with the Act.

         (c) Each Shareholder has either upon the date hereof or before the Closing hereunder, been afforded the opportunity to review and is familiar with the Reports and has based his decision to invest solely on the information contained therein, and the information contained within this Agreement and the associated exhibits and schedules, and has not been furnished with any other literature, prospectus or other information except as included in the Reports or this Agreement, and except for such other information provided to Shareholders in connection with Section 3.33(d), below.

         (d) Each Shareholder has been given the opportunity to ask questions about the Company and is satisfied that any information about the Buyer and Osage Stock have been answered to such Shareholder's satisfaction.

         (e) Each Shareholder understands that no federal or state agency has approved or disapproved the Osage Stock, passed upon or endorsed the merits of the transfer of such shares set forth within this Agreement or made any finding or determination as to the fairness of such shares for investment.

3.34 Disclosure.

         Neither this Agreement nor any other document, certificate, exhibit, statement or schedule furnished or to be furnished by or on behalf of the Company to Buyer in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the factual statements contained therein, in light of the circumstances under which made, not misleading.

                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF BUYER

         As a material inducement to the Shareholders to execute this Agreement and to consummate the transactions contemplated hereby, Buyer hereby makes the following representations and warranties to the Shareholders. The representations and warranties are true and correct in all material respects at this date, and will be true and correct in all material respects on the Closing as though made on and as of such date.

4.1      Organization and Qualification.

         Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, having a United States taxpayer identification number 95-4374983, and SEC File No. 0-22808. Buyer has the corporate power and authority to carry on its business as presently conducted. Buyer is duly qualified or licensed to do business and in good standing as a foreign corporation in each of the jurisdictions in which the nature of its business or the character of the properties and assets which it owns or leases makes such qualification or licensing necessary.

4.2      Corporate Instruments and Records.

         The copies of the Buyer's certificate of incorporation and bylaws, each certified by the Secretary of the Buyer and heretofore furnished to Shareholders, are true, correct and complete and each include all amendments to the date hereof. The Buyer's minute books, as made available to Shareholders, contain a true, complete and correct record of all corporate action taken on or prior to the date hereof at the meetings of its shareholders and directors and committees thereof.

4.3      Authorization; Valid and Binding Obligation.

         Buyer has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered by Buyer and constitutes, and the other documents to be executed and delivered pursuant hereto when executed and delivered by Buyer will constitute, the legal, valid and binding obligations of Buyer, enforceable against it in accordance with its terms. The execution, delivery and performance of this Agreement and the other agreements of the Buyer contemplated hereby (collectively, the "Buyer's Agreements") do not require the consent of or notice to any third-party. Neither the execution and delivery of the Buyer's Agreements nor the consummation of the transactions contemplated thereby will conflict with or result in any violation of or constitute a default under any term of the certificate of incorporation or bylaws of the Buyer, or any agreement, mortgage, debt instrument, indenture, or other instrument, judgment, decree, order, award, law or regulation by which the Buyer is bound, or result in the creation of any lien, security interest, charge or encumbrance upon any of the assets of the Buyer, or result in the cancellation, modification, revocation or suspension of any license, certificate, permit or authorization held by the Buyer.

4.4      Litigation.

         Except as set forth on Schedule 4.4, there are no actions, suits or proceedings at law or in equity, or arbitration proceedings, or claims, demands or investigations, pending or threatened against or involving the Buyer, or state of facts existing which could give rise to any such action, suit, proceeding, claim, demand or investigation; there are no proceedings pending or threatened against or involving the Buyer by or before any governmental board, department, commission, bureau, instrumentality or agency (including but not limited to any federal, state, local or foreign governmental agency or body concerned with control of foreign exchange, energy, environmental protection or pollution control, franchising or other distribution arrangements, antitrust or trade regulation, civil rights, labor or discrimination, wages and hours, safety or health, zoning or land use), or state of facts existing which could give rise to any such proceedings; and the Buyer is not in violation of any order, ruling, decree or judgment of any court or arbitration tribunal or governmental board, department, commission, bureau, instrumentality or agency.

4.5      Stock Consideration.

         Shares to be issued as Stock Consideration and any Additional Shares issued pursuant to this Agreement will be, upon issuance, duly authorized, validly issued, fully paid and non-assessable with no liability on the part of the holders thereof.

4.6      Capitalization.

         (a) As of June 8, 1998, the outstanding capital stock of the Buyer consists solely of: (A) 8,133,628 shares of common stock par value $0.01 per share (the "Common Stock"); (B) 10 shares of Series A Preferred Stock; (C) 50 shares of Series B $3.00 Convertible Preferred Stock; (D) 105.3 shares of Series C $3.00 Convertible Preferred Stock; (E) Options to purchase 2,100,000 shares of the Common Stock at exercise prices ranging from $3.00 to $4.50 per share; (F) warrants to purchase 100,000 shares of common stock at an exercise price at $4.25 issued in connection with a recent private placement; and (G) 11,554 redeemable warrants at an exercise price of $1,000 per share. All outstanding shares of capital stock of Buyer have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive rights. Except as otherwise set forth herein, within the Buyer's SEC Reports or on Schedule 4.6, there are no outstanding or presently authorized warrants, preemptive rights, subscription rights, options or related commitments or agreements of any nature to issue any of Buyer's securities or to sell, pledge, assign or otherwise transfer such securities.

         (b) Buyer has and will have a sufficient number of its authorized but unissued shares of Common Stock to permit it to issue the Stock Consideration and any Additional Shares due in connection with the Agreement, including Buyer's other obligations to issue shares of its Common Stock upon exercise of any option, warrant or other right to acquire the same.

4.7      SEC Reports.

         Buyer has heretofore delivered to Shareholders copies of its Annual Report on Form 10-KSB for the year ended December 31, 1997, its Proxy Statement relating to its Annual Meeting held on June 12, 1998, its quarterly report on Form 10-QSB for the quarterly period ended March 31, 1998, all Current Reports on Form 8-K since December 22, 1997 and a Prospectus dated June 10, 1998 (the "Buyer's SEC Reports"). As of their date of filing, the Buyer's SEC Reports did not contain any untrue statements of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Furthermore, except as set forth on Schedule 4.7, or as otherwise disclosed in Buyer's SEC Reports, or otherwise in this Agreement or any schedule thereto, Buyer has experienced no material adverse change in its financial condition, properties, business or prospects since the date thereof. The Buyer's SEC Reports have been prepared in compliance with all applicable securities laws, rules and regulations, and the financial statements included therein had been prepared in accordance with general accepted accounting principles, consistently applied, and fairly presented the financial condition of Buyer as of the date and for the periods covered thereby.

4.8      No Violations.

         The Buyer is not in default under or in violation of any provision of
(a) its certificate of incorporation or bylaws, or (b) any agreement, understanding, arrangement, indenture, contract, lease, sublease, loan agreement, note, restriction, obligation or liability to which it is a party or by which it is bound or to which it or its assets are subject (individually, an "Instrument" and collectively, the "Instruments"). Neither the execution and delivery of this Agreement by the Buyer, nor the consummation of the transactions contemplated hereby or thereby, nor compliance with the terms hereof or thereof, will (i) conflict with or result in a breach of any of the terms, conditions or provisions of the certificate of incorporation or bylaws of the Buyer, nor (ii) violate, conflict with or result in a breach of or default under any of the terms, conditions or provisions of any Instrument, nor (iii) accelerate or give to others any interests or rights, including rights of acceleration, termination, modification or cancellation, under any Instrument or in or with respect to the business or assets of the Buyer, nor (iv) result in the creation of any lien, claim, charge or encumbrance on the assets, capital stock or properties of the Buyer, nor (v) conflict with, violate or result in a breach of or constitute a default under any law, statute, rule, judgment, order, decree, injunction, ruling or regulation of any government, governmental agency, authority or instrumentality, court or arbitration tribunal to which the Buyer or any of its assets or properties is subject, nor (vi) require the Buyer to give notice to, or obtain an authorization, approval, order, license, franchise, declaration or consent of, or make a filing with, any foreign, federal, state, county, local or other governmental or regulatory body or other person, other than any filings required to be made with the Federal Trade Commission ("FTC") and Antitrust Division of the Department of Justice ("Justice Department") of Notification and Report Forms pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR Act") and the rules promulgated thereunder.

4.9      Undisclosed Liabilities.

         Except as otherwise disclosed in this Agreement or any Schedules thereto, Buyer does not have any liabilities or obligations of any nature, fixed or contingent, that will not be shown or otherwise provided for in the Buyer SEC Reports, except for liabilities and obligations arising subsequent to the date of such Buyer's SEC Reports in the ordinary course of business, none of which individually or in the aggregate will be materially adverse to the business or financial condition of Buyer. There are no material loss contingencies (as such term is used in Statement of Financial Accounting Standards No. 5 of the Financial Accounting Standards Board) of Buyer that will not be adequately provided for.

4.10     Disclosure.

         Neither this Agreement, nor any other document, certificate, exhibit, statement or schedule furnished or to be furnished by or on behalf of the Buyer to Shareholders in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact, or omits to state a material fact necessary to make the factual statements contained herein or therein, in light of the circumstances under which such statements are made, not misleading.

4.11     No Adverse Changes.

         Since the date of the most recent Buyer's SEC Reports to the date of this Agreement, the business of the Buyer has been operated in the ordinary course and there has not been any materially adverse change in the business, condition (financial or otherwise), results of operations, properties, assets, liabilities, earnings or net worth of Buyer.

4.12     Investment Intent.

         (a) The Buyer represents (i) that it has, or as of the Closing, will have such knowledge and experience in financial and business matters that he is capable of evaluating the risk of purchasing the Shares; (ii) that it has been advised that the Shares purchased by it will not be registered under the Act, except as otherwise provided in this Agreement; and (iii) that the Shares will be held for investment and not with a view to, or for resale in connection with the public offering or distribution thereof.

                                    ARTICLE V
                            AGREEMENTS OF THE PARTIES

5.1      Access to Information.

         (a) At all times prior to the Closing or the earlier termination of this Agreement in accordance with the provisions of Article 8, and in each case subject to Section 5.2 below, each of the parties hereto shall provide to the other parties (and the other parties' authorized representatives) full access during normal business hours and upon reasonable prior notice to the premises, properties, books, records, assets, liabilities, operations, contracts, personnel, financial information and other data and information of or relating to such party (including without limitation all written proprietary and trade secret information and documents, and other written information and documents relating to intellectual property rights and matters), and will cooperate with the other party in conducting its due diligence investigation of such party.

         (b) Subsequent to Closing, Buyer shall provide to the Shareholders (and their authorized representatives) full access during normal business hours and upon reasonable prior notice, to the books and records of the Company as is reasonably necessary for the Shareholders in connection with their obligations as set forth in Section 5.14(a).

5.2      Confidentiality; No Solicitation.

         (a) With respect to information concerning the Company that is made available to Buyer pursuant to the terms of this Agreement, Buyer agrees that it shall hold such information in strict confidence, shall not use such information except for the sole purpose of evaluating the Agreement and related transactions and shall not disseminate or disclose any of such information other than to its directors, officers, employees, shareholders, affiliates, agents and representatives who need to know such information for the sole purpose of evaluating the Agreement and the related transactions (each of whom shall be informed in writing by Buyer of the confidential nature of such information and directed by Buyer in writing to treat such information confidentially). If this Agreement is terminated pursuant to the provisions of Section 8, Buyer shall immediately return all such information, all copies thereof and all information prepared by Buyer based upon the same; provided, however, that one copy of all such material may be retained by Buyer's outside legal counsel for purposes only of resolving any disputes under this Agreement. The above limitations on use, dissemination and disclosure shall not apply to information that (i) is learned by Buyer from a third party entitled to disclose it; (ii) becomes known publicly other than through Buyer or any party who received the same through Buyer, provided that Buyer has no knowledge that the disclosing party was subject to an obligation of confidentiality; (iii) is required by law or court order to be disclosed by Buyer; or (iv) is disclosed with the express prior written consent thereto of the Shareholders. Buyer shall undertake all necessary steps to ensure that the secrecy and confidentiality of such information will be maintained in accordance with the provisions of this paragraph (a). Notwithstanding anything contained herein to the contrary, in the event a party is required by court order or subpoena to disclose information which is otherwise deemed to be confidential or subject to the confidentiality obligations hereunder, prior to such disclosure, the disclosing party shall (if permitted by law): (i) promptly notify the non-disclosing party and, if having received a court order or subpoena, deliver a copy of the same to the non-disclosing party; (ii) cooperate with the non-disclosing party, at the expense of the non-disclosing party in, obtaining a protective or similar order with respect to such information; and
(iii) provide only such of the confidential information as the disclosing party is advised by its counsel is necessary to strictly comply with such court order or subpoena.

         (b) With respect to information concerning Buyer that is made available to the Shareholders pursuant to the provisions of this Agreement, each Shareholder agrees that he shall hold such information in strict confidence, shall not use such information except for the sole purpose of evaluating the Agreement and the related transactions, and shall not disseminate or disclose any of such information other than to the Company's directors, officers, employees, affiliates, agents and representatives who need to know such information for the sole purpose of evaluating the Agreement and the related transactions (each of whom shall be informed in writing by the Shareholders of the confidential nature of such information and directed by such party in writing to treat such information confidentially). If this Agreement is terminated pursuant to the provisions of Section 8, each Shareholder agrees to return immediately all such information, all copies thereof and all information prepared by either the Shareholders or the Company based upon the same; provided, however, that one copy of all such material may be retained by the Shareholders' legal counsel for purposes only of resolving any disputes under this Agreement. The above limitations on use, dissemination and disclosure shall not apply to information that (i) is learned by any of the Shareholders from a third party entitled to disclose it; (ii) becomes known publicly other than through any of the Shareholders or any party who received the same through any of such Shareholders, provided that such Shareholder has no knowledge that the disclosing party was subject to an obligation of confidentiality; (iii) is required by law or court order to be disclosed by any of the Shareholders; or
(iv) is disclosed with the express prior written consent thereto of Buyer. Each of the Shareholders agrees to undertake all necessary steps to ensure that the secrecy and confidentiality of such information will be maintained in accordance with the provisions of this paragraph (b). Notwithstanding any thing contained herein to the contrary, in the event a party is required by court order or subpoena to disclose information which is otherwise deemed to be confidential or subject to the confidentiality obligations hereunder, prior to such disclosure, the disclosing party shall (if permitted by law): (i) promptly notify the non-disclosing party and, if having received a court order or subpoena, deliver a copy of the same to the non-disclosing party; (ii) cooperate with the non-disclosing party at the expense of the non-disclosing party in obtaining a protective or similar order with respect to such information; and (iii) provide only such of the confidential information as the disclosing party is advised by its counsel is necessary to strictly comply with such court order or subpoena.

5.3      Interim Operations.

         During the period from March 31, 1998 and continuing until the Closing:

         (a) The Shareholders agree (except as expressly contemplated by or disclosed within this Agreement, including any Exhibits and Schedules hereto, or to the extent that Buyer shall otherwise consent in writing) that as to the
Company:

                  (1) The Company shall carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent with such business, use all reasonable efforts to preserve intact its present business organization, keep available the services of its present officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it;

                  (2) The Company shall not and shall not propose to: (a) declare, set aside or pay any dividend, on, or make other distributions in respect of, any of its capital stock, or purchase or redeem any shares of its capital stock other than a cash dividend to be distributed to the Shareholders in an amount equal to the Shareholders' liability for federal and state taxes on the earnings from operations of the Company during 1998 through the Closing Date (exclusive of any income or gain on sale associated with the transactions covered by this Agreement) as more fully described at Section 5.4 hereafter; (b) split, combine or reclassify any of its capital stock or issue, authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; (c) redeem, repurchase or otherwise acquire any shares of its capital stock; or (d) otherwise change its capitalization.

                  (3) Except as contemplated by this Agreement, the Company shall not sell, issue, pledge, authorize or propose the sale or issuance of, pledge or purchase or propose the purchase of, any shares of its capital stock of any class or securities convertible into, or rights, warrants or options to acquire, any such shares or other convertible securities.

                  (4) The Company shall not amend its articles of incorporation or its Bylaws.

                  (5) The Company shall not sell, lease, pledge, encumber or otherwise dispose of or agree to sell, lease, pledge, encumber or otherwise dispose of, any of its assets that are material except in the ordinary course of business consistent with prior practice and in no event amounting in the aggregate to more than $75,000.

                  (6) The Company shall not incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities of the Company or guarantee any debt securities of others other than in the ordinary course of business consistent with prior practice and in no event (disregarding for these purposes ordinary trade accounts payable and operating accruals) amounting in the aggregate to more than $75,000.

                  (7) The Company shall not adopt or amend in any material respect any collective bargaining agreement or Employee Benefit Plan.

                  (8) The Company shall not grant to any Shareholder-employee any increase in compensation or in severance or termination pay, or enter into any employment agreement with any executive officer.

                  (9) The Company shall not acquire (by merger, consolidation or acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or subdivision thereof, or make any investment by either purchase of stock or securities, contributions to capital, property transfer or, except in the ordinary course of business, purchase of any property or assets, of any other individual or entity.

                  (10) The Company shall not make any material tax election or settle or compromise any material federal, state, local or foreign tax liability.

                  (11) The Company shall not waive, release, grant or transfer any rights of material value or modify or change in any material respect any Material Contract other than in the ordinary course of business and consistent with past practice.

                  (12) The Company shall not enter into any agreement or arrangement to do any of the foregoing. The Company shall not take any action, or fail to take any action, that is reasonably likely to result in any of the representations and warranties of the Company set forth in this Agreement becoming untrue in any material respect.

         (b) Buyer agrees (except as expressly contemplated by or disclosed within this Agreement, including any Exhibits and Schedules hereto, or to the extent that the Shareholders shall otherwise consent in writing that:

                  (1) Buyer shall carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent with such business, use all reasonable efforts to preserve intact its present business organization and preserve its relationships with customers, suppliers and others having business dealings with it.

                  (2) Intentionally Deleted.

                  (3) Buyer shall not (and shall not propose to) (a) declare or pay any dividend, on, or make other distributions in respect of, any of its capital stock, (b) split, combine or reclassify any of its capital stock or issue, authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (c) repurchase or otherwise acquire any shares of its capital stock or (d) otherwise change the terms of any classes of its capital stock in a manner that may be adverse to the Shareholders.

                  (4) Buyer shall not sell, lease, pledge, encumber or otherwise dispose of, or agree to sell, lease, pledge, encumber or otherwise dispose of, any of its assets that are material, or any other assets except in the ordinary course of business consistent with prior practice (except that Buyer intends to secure a working capital line of credit from a commercial bank that will likely require a blanket lien on Buyer's assets to secure such loan).

                  (5) Buyer shall not adopt or amend in any material respect any collective bargaining agreement or Employee Benefit Plan (as defined herein).

                  (6) Buyer shall not enter into any agreement or arrangement to do any of the foregoing. Buyer shall not take any action, or fail to take any action, that is reasonably likely to result in any of their representations and warranties set forth in this Agreement becoming untrue in any material respect.

5.4      Permissible Distributions to Shareholders.

         (a) In recognition of the Company's status as an S Corporation, Buyer has agreed to permit the Shareholders to withdraw from the Company funds to assist each of the Shareholders in the payment of the Shareholders' federal and state income tax liability for the taxable earnings of the Company for the fiscal year ended December 31, 1997 in an aggregate amount (to the extent such distributions have not already been withdrawn by the Shareholders) not to exceed $125,000.

         (b) In connection with the Shareholders' federal and state income tax liability from January 1, 1998 through the Closing Date, the Shareholders may withdraw funds from the Company in an amount estimated to be equal to the Shareholders' aggregate individual tax liabilities for the taxable earnings of the Company from January 1, 1998 through the Closing Date, exclusive of any income or gains resulting from the Section 338(h)(10) election. All amounts not previously distributed to the Shareholders to cover the taxes described herein, shall be distributed to the Shareholders once all parties are satisfied as to the determination of the Company's taxable income from operations from January 1, 1998 through the Closing Date, however, in no event later than the 15th day prior to the due date of the final S-Corporation tax return for the taxable period January 1, 1998 through the Closing Date. In the event that the amounts withdrawn by the Shareholders on or before the Closing Date are greater or less than the total amount that the Shareholders are cumulatively entitled to withdraw under this section, then after notice to this effect, Buyer and the Shareholders, as the case may be, shall make payment to the other to reconcile the difference within sixty (60) days of such notice, and if such payments are not timely received within sixty (60) days of such notice, the amount to be paid by the party so obligated shall be increased by fifteen (15%) percent.

         (c) For the purposes hereof, the tax rate applicable to the taxable earnings of the Company shall be computed without regard, and prior to, any additional taxes or increased tax rate caused by the gain on sale associated with the sale of the Shares covered by this Agreement.

5.5      Consents.

         Buyer and the Shareholders shall cooperate and use their best efforts to obtain, prior to the Closing, all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts as are necessary for the consummation of the transactions contemplated by this Agreement; provided, however, that no loan agreement or contract for borrowed monies shall be repaid and no contract shall be amended materially to increase the amount payable thereunder or otherwise to be materially more burdensome in order to obtain any such consent, approval or authorization without first obtaining the written approval of the other parties hereto.

5.6      Filings.

         (a) Buyer and the Shareholders shall, as promptly as practicable, make any required filing, and any other required submissions, under any law, statute, order rule or regulation with respect to the Agreement and the related transactions and shall cooperate with each other with respect to the foregoing. After the Closing, Buyer shall timely file a current report on Form 8-K relating to the Agreement and the transactions contemplated hereby.

         (b) From and after the Closing Date and until at least one year after the last Measurement Period identified within this Agreement, assuming it remains the owner of the outstanding stock of the Company, Buyer shall continue to make all filings required by the Securities and Exchange Commission as may be necessary to allow the Shareholders to avail themselves of Rule 144.

5.7      All Reasonable Efforts.

         Subject to the terms and conditions of this Agreement and to the fiduciary duties and obligations of the boards of directors of the parties hereto to their respective shareholders, as advised by their counsel, each of the parties to this Agreement shall use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, or to remove any injunctions or other impediments or delays, legal or otherwise, as soon as reasonable practicable, to consummate the transactions contemplated by this Agreement.

5.8      Public Announcements.

         Neither the Shareholders nor the Buyer shall disclose to the public or to any third party the existence of this Agreement or the transactions contemplated hereby or any other material non-public information concerning or relating to the other party hereto, other than with the express prior written consent of the other party hereto, except as may be required by law or court order or to enforce the rights of such disclosing party under this Agreement, in which event the contents of any proposed disclosure shall be discussed with the other party before release; provided, however, that notwithstanding anything to the contrary contained in this Agreement, any party hereto may disclose this Agreement to any of its directors, officers, employees, shareholders, affiliates, agents and representative who need to know such information for the sole purpose of evaluating the Agreement, and to any party whose consent is required in connection with this Agreement. The parties anticipate issuing a mutually acceptable, joint press release announcing the execution of this Agreement and the consummation of the transactions provided for herein.

5.9      Notification of Certain Matters.

The Shareholders shall give prompt notice to Buyer, and Buyer shall give prompt notice to Shareholders, of (a) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which would cause any of its representations or warranties in this Agreement to be untrue or inaccurate in any material respect, as to the Company or the Shareholders, at or prior to the Closing, and, as to Buyer, as of or prior to the Closing and (b) any material failure of the Shareholders, on the one hand, or Buyer, on the other hand, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by them under this Agreement; provided, however, the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available to the party receiving such notice under this Agreement as expressly provided in this Agreement.

5.10     Financial Statements.

         (a) Within seventy-five (75) days after the Closing, the Company shall cause to be prepared an audit for the calendar year ending December 31, 1997 (the "Audited Financial Statements"). The Audited Financial Statements shall not reflect any material adverse changes from the Unaudited Financial Statements. If the Stockholders' Equity reflected on the Audited Financial Statements is less than the amount reflected on the Unaudited Financial Statements, less the up to $125,000 tax distribution described in Section 5.4(a)(i), then the amount of the difference between the Stockholders' Equity reflected on the Audited Financial Statement, less the up to $125,000 tax distribution described in Section 5.4(a)(i), and the amount reflected on the Unaudited Financial Statements (the "Deficiency") shall be applied against the Escrow Cash on a dollar for dollar basis.

         (b) The cost of the Audited Financial Statements shall be borne by the Buyer. The Shareholders shall take all reasonable actions and provide whatever cooperation is necessary to facilitate the prompt preparation of the Audited Financial Statements.

5.11     Documents at Closing.

         Each party to this Agreement agrees to execute and deliver at the Closing the Exhibits and other documents identified in Section 2.2.

5.12     Satisfaction of Guarantees.

         Buyer agrees to take all action as may be reasonably required to have the Shareholders (and their spouses, if applicable) released from the guarantees and to the extent not so released, shall satisfy or assume in full the guarantees of Shareholders (and their spouses, if applicable) identified on
Schedule 3.11 hereto as of the Closing Date, and Buyer shall indemnify the Shareholders (and their spouses, if applicable) against all liabilities associated with the guarantees from and after the Closing Date.

5.13     Prohibition on Trading in Buyer Stock.

         The Shareholders acknowledge that the United States securities laws prohibit any person who has received material non-public information concerning the matters which are the subject matter of this Agreement from purchasing or selling the securities of the Buyer, or from communicating such information to any person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell securities of the Buyer. Accordingly, each Shareholder agrees that he will not purchase or sell any securities of the Buyer, or communicate such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell securities of the Buyer, until no earlier than 72 hours following the dissemination of a Current Report on Form 8-K to the SEC announcing the Closing pursuant to this Agreement provided that the Form 8-K is required and timely filed.

5.14     Tax Matters/Section 338(h)(10) Election.

         (a) The Shareholders will timely and properly file or cause to be filed all tax returns of the Company which are due or which will become due with respect to periods ending through the Closing Date, all such tax returns to be true and correct and complete in all material respects, and the Shareholders will pay or cause to be paid in full when due all taxes, if any, which become due and payable pursuant to such returns, or assessments received by them on or before the Closing Date; in that regard, the Company shall provide Shareholders with such reasonable access to the books and records of the Company as is necessary to complete and file such tax returns. Shareholders shall present for Buyer's review and Buyer shall be entitled to review all final federal and state S-corporation returns which shall include gains, if any, resulting from the
Section 338(h)(10) election to be filed by the parties hereto, thirty (30) days prior to the filing of any such return. In addition, Shareholders agree that any and all costs of preparing such return shall be borne exclusively by the Shareholders.

         (b) The Shareholders and Buyer shall jointly execute Form 8023 at Closing, and thereafter shall jointly make an election on a timely basis with respect to the Company under Section 338(h)(10) of the Internal Revenue Code (the "Code") on Form 8023 or in such other manner as may be required by rule or regulation of the Internal Revenue Service, and shall jointly make an election in the manner required under any analogous provision of state or local law as the Buyer shall designate or as shall be required, concerning the transactions contemplated by this Agreement. Form 8023 is attached hereto as Exhibit F. The Buyer shall, with the assistance and cooperation of the Shareholders, prepare all such Section 338(h)(10) forms required as attachments to Form 8023 (and all forms under analogous provisions of state or local law) in accordance with applicable tax laws and shall on such Form 8023 allocate the Purchase Price in a manner consistent with Section 338 of the Code, and the Buyer shall deliver such forms and related documents to the Shareholders at least 60 days prior to the due date of filing. The Form 8023 shall be prepared as to total purchase consideration, on a basis consistent with the value of the Purchase Consideration attributed thereto under Paragraphs 1.2(a) and 1.2(b) of this Agreement. The Shareholders shall deliver to the Buyer at least 30 days prior to the due date of filing such completed forms as are required to be filed under
Section 338(h)(10) of the Code (and analogous provisions of state or local law). The Shareholders shall not be obligated to indemnify the Buyer or the Company for any amount of Illinois replacement tax attributable to the Section 338(h)(10) election. The Shareholders and Buyer shall jointly execute any amended Form 8023's (and all forms under analogous provisions of state or local law) as may become necessary after the initial filing to the extent post-closing adjustments to Purchase Price arise under the provisions of this Agreement.

         (c) The Shareholders and Buyer agree that the fair market value of the assets shall initially approximate the amount set forth on Schedule 5.14 hereto. The Shareholders and the

Buyer agree that following the Closing, the Buyer shall, at its expense, perform or cause to be performed a complete initial valuation of the assets of the Company and allocation of purchase price prepared in a manner consistent with
Section 338 of the Code. Buyer shall provide the Shareholders with drafts of such valuation of assets and allocation of modified aggregate deemed sale price ("MADSP") (as defined under Treasury Regulations) within 150 days after the Closing Date. If any two or more Shareholders provide notification to the Buyer that they object to such drafts and shall not reach agreement with Buyer on the computation or allocation within 30 days after notification, Buyer and Shareholders shall submit the issue to arbitration to a nationally recognized accounting firm as shall be mutually acceptable to Buyer and the Shareholders for resolution of the disagreement within 10 days. The fees and expenses of such accounting firm shall be borne 50% by Buyer and 50% by the Shareholders (in the aggregate). The valuations and allocations determined pursuant to this Section shall be used for purposes of all relevant tax returns, reports and filings.

5.15     Change in Control.

         In furtherance of the general covenant described in Section 1.3(f), Buyer will not, during the Earn-Out Period, sell or attempt to sell a controlling interest in the common stock of the Company, or substantially all of the assets or operations of the Company (a "Change in Control Transaction") without having first secured the consent of the Shareholders who shall have the right to review the proposed transaction in order to assure, in their reasonable judgment, that the proposed Change in Control Transaction will not adversely affect the ability of the Shareholders to realize the Maximum Earn-Out or otherwise impair the economic viability of the Company. In the event that the Shareholders withhold their consent to the Change in Control Transaction in accordance with the foregoing, Buyer may, nevertheless, proceed with the proposed Change in Control Transaction provided Buyer pays to the Shareholders the Maximum Earn-Out, in which event, the Shareholders' right to receive any Additional Shares in connection the Earn-Out shall terminate. For the purposes hereof, a Change in Control Transaction shall not include (i) a merger, reorganization or other transaction resulting in the sale of the stock or a controlling interest in Buyer, (ii) an overall sale of the operations of Buyer consisting of the sale of Buyer's stock ownership interest in at least 75% of its operating subsidiaries; (iii) a sale of a controlling interest in any of Buyer's principal operating subsidiaries, other than the Company. For purposes hereof, the Maximum Earn-Out will be calculated with reference to the Maximum Earn-Out (as defined in Section 1.2(c)) for each Measurement Period that has not closed, converted into a dollar amount upon application of Section 1.3(h), using the last trading day of the calendar week prior to the Change of Control Transaction as the last day of the ten day pricing period in clause (i) of
Section 1.3(h). Payment of the Maximum Earn-Out required hereunder shall be made on the closing date of the Change in Control Transaction giving rise to the required payment.

5.16     Subsequent Acquisitions.

         (a) In the event that, during the Earn-Out Period, Buyer determines to acquire another business engaged in the same general line of business as the Company and whose headquarters or principal operations are located within a 100 mile radius of Chicago, Illinois, subject to subparagraph (b) below, such acquisitions (i) will be accomplished through the Company such that the acquired business shall be operated as a direct subsidiary or division of the Company, and (ii) will not be undertaken without the consent of a majority in interest of the Shareholders who remain employed by the Company, whose consent shall not be unreasonably withheld.

         (b) The obligations set forth in subparagraph (a) above shall only apply if at the time any such acquisition is undertaken, the Shareholders earned any Additional Shares for the immediately preceding Measurement Period and the Company is demonstrating, through interim results of operations, a likelihood that the Shareholders will be entitled to receive Additional Shares for the current Measurement Period. For acquisitions considered prior to the end of the first Measurement Period, the Buyer's obligations as set forth in subparagraph
(a) above shall only apply if the Company is demonstrating, through interim results of operations, a likelihood that the Shareholders will be entitled to receive Additional Shares for such Measurement Period.

5.17     Governmental Authority.

         If so required, the parties shall have filed with the Federal Trade Commission and the Antitrust Division of the Department of Justice notification and report forms with respect to the transactions contemplated hereby pursuant to the HSR Act and the rules promulgated thereunder, and the waiting period required to expire under the HSR Act and rules, including any extension thereof, shall have expired.

5.18     Absence of Broker or Finder.

         There is no investment banker, broker, finder or other similar intermediary which has been retained by, or is authorized by, the Shareholders to act on its behalf who might be entitled to any fee or commission from the Buyer or the Company; there is no investment banker, broker, finder or other similar intermediary which has been retained by, or is authorized by, the Buyer to act on its behalf who might be entitled to any fee or commission from the Shareholders or the Company upon consummation of the transactions contemplated by this Agreement.

5.19     Cooperation; Further Assurances.

         Each party to this Agreement agrees to cooperate fully with the other parties hereto and their counsel and accountants and other representatives, will use best efforts to cause satisfaction of the conditions to consummation of the transactions contemplated herein as promptly as possible, and will refrain from a course of action inconsistent with this Agreement. Each party shall, upon request of any of the other parties hereto, at any time and from time to time execute, acknowledge, deliver and perform all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and instruments of further assurances as may be necessary or appropriate to carry out the provisions and intent of this Agreement.

5.20     Further Mutual Covenants.

         Buyer and the Shareholders shall refrain from taking any action which would render any representations or warranties contained in Articles or of this Agreement inaccurate as of the Closing Date and shall promptly notify the other party upon the happening of any event or taking of any action which renders any such representation or warranty inaccurate. Each party shall promptly notify the other of any action, suit or proceeding that shall be instituted or threatened against such party to restrain, prohibit, or otherwise challenge the legality of any transaction contemplated by this Agreement.

5.21     Restrictions on Transfer of Osage Stock.

         The Shareholders agree not to sell, transfer or otherwise dispose of the Osage Stock (including private sales) until the first anniversary of the Closing Date and, in the absence of an effective registration statement, any such sales prior to the second anniversary of the Closing Date, may be subject to restrictions upon resale as if the Shareholders are deemed "affiliates" and such sales are taking place in accordance with Rule 144, promulgated under the Act, as it is presently enacted.

5.22     Corporate Direction.

         During the Earn-Out Period, Buyer agrees: (i) to operate the Company in the normal course of business; (ii) pursue business opportunities arising from the Company through the Company; (iii) not to divert business of the Company or customers of the Company away from the Company (whether to a subsidiary of Buyer or the Company or otherwise); and (iv) provided that the Shareholders remain employed by the Company, to consult the Shareholders periodically on the direction of the Company and to involve the Shareholders in the day-to-day management of the Company.

5.23     Public Company Status.

         During the Earn-Out Period, and assuming Buyer remains the owner of the outstanding stock of the Company, Buyer shall remain a public company with reporting obligations under the Securities Exchange Act of 1934, as amended.

                                   ARTICLE VI
                CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER

         The obligations of Buyer hereunder shall be subject to the following conditions, any or all of which may be waived in writing by Buyer:

6.1      Accuracy of Representations and Warranties; Shareholders Performance.

         Each of the representations and warranties of the Shareholders contained herein shall be true and correct in all material respects on and as of the Closing Date with the same effect as though made on and as of such date and the Shareholders shall have performed and complied in all material respects with each of the agreements, covenants, stipulations, terms and conditions contained herein and required to be performed or complied with by it on or prior to the Closing Date.

6.2      No Adverse Change.

         Since the date of the Financial Statements, there shall have been no material adverse change in the financial condition, assets or liabilities of the Company.

6.3      No Loss.

         Since the date of the Financial Statements, the Company shall not have suffered any loss on account of fire, flood, accident, strike or other calamity which has had or is likely to have an adverse effect on the financial condition or any assets of the Company, whether or not such loss shall have been covered by insurance.

6.4      No Injunction; Consents.

         No action, proceeding or investigation shall have been instituted or threatened to set aside the transactions provided for herein or to enjoin or prevent the consummation of the transactions contemplated hereby and all required consents and approvals for the consummation of the transactions contemplated hereby shall have been secured.

6.5      Actions by the Shareholders.

         The Shareholders shall have taken all actions and executed such documents as set forth in Section 2.2 hereof.

6.6      Uniform Commercial Code Searches.

         Uniform Commercial Code searches (which searches shall be made or caused to be made by and at the expense of Buyer) of filings made pursuant to
Article 9 thereof in all jurisdictions where any assets of the Company are located, in form, scope and substance reasonably satisfactory to Buyer and its counsel, shall not disclose any liens, claims, security interests or encumbrances against any of such assets disclosed thereby except liens, claims, security interests or encumbrances that are disclosed in Financial Statements, this Agreement, or are otherwise released or terminated by the Company prior to or at the time of Closing.

                                   ARTICLE VII
                CONDITIONS TO THE OBLIGATIONS OF THE SHAREHOLDERS

         The obligations of the Shareholders shall be subject to the following conditions, any or all of which may be waived in writing by the Shareholders:

7.1      Accuracy of Representations and Warranties; Buyer Performance.

         Each of the representations and warranties of Buyer set forth in Article hereof shall be true and correct in all respects on and as of the Closing Date with the same effect as though made on and as of such date and Buyer shall have in all respects performed and complied with each of the agreements, covenants, stipulations, terms and conditions contained herein and required to be performed or complied with by Buyer on or prior to the Closing Date.

7.2      No Adverse Change.

         Since the date of the most recent Buyer's Form 10 QSB filed with the SEC there shall have been no adverse change in the financial condition, assets or liabilities of the Buyer.

7.3      No Loss.

         Since the date of the most recent Buyer's SEC Report, the Buyer shall not have suffered any loss on account of fire, flood, accident, strike or other calamity which has had or is likely to have an adverse effect on the financial condition or any assets of the Buyer, whether or not such loss shall have been covered by insurance.

7.4      No Injunction; Consents.

         No action, proceeding or investigation shall have been instituted or threatened to set aside the transactions provided for herein or to enjoin or prevent the consummation of the transactions contemplated hereby and all required consents and approvals for the consummation of the transactions shall have been secured.

7.5      Actions by Buyer.

         Buyer shall have taken all actions and executed such documents as set forth in Section 2.2 hereof.

7.6      Consents and Proceedings.

         The Buyer shall have obtained all of the consents, authorizations, orders or approvals required in order to execute and deliver this Agreement and to perform its obligations hereunder and thereunder and all actions, proceedings, instruments and documents deemed necessary or appropriate by Shareholders and their counsel to effectuate this Agreement and the consummation of the transactions contemplated hereby, or incidental thereto, shall have been obtained and all other related legal matters shall have been approved by such counsel.

7.7      Acquisitions.

         There have been no acquisitions by Buyer since April 24, 1998.

                                  ARTICLE VIII
                                   TERMINATION

8.1      Termination Events.

         This Agreement may, by notice given prior to or at the Closing, be terminated:

         (a) by either Buyer or the Shareholders if a material breach of any provision of this Agreement has been committed by the other party and such breach has not been waived;

         (b) by Buyer if any of the conditions in Article 6 have not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement), and Buyer has not waived such condition on or before the Closing Date; or (ii) by the Shareholders, if any of the conditions in Article 7 have not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Shareholders to comply with his obligations under this Agreement), and Shareholders have not waived such condition on or before the Closing Date;

         (c) by mutual consent of Buyer and the Shareholders; or

         (d) by either Buyer or the Shareholders if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before the Termination Date, or such later date as the parties may agree upon.

8.2      Effect of Termination.

         Each party's right of termination under Section 8.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 8.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections 10.11, and 5.2 and 5.8 will survive; provided, however, that if this Agreement is terminated by a party because of the breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this

Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

8.3      Extension; Waiver.

         Any time prior to the Closing, the parties may (a) extend the time for the performance of any of the obligations or other acts of any other party under or relating to this Agreement; (b) waive any inaccuracies in the representations or warranties by any other party or (c) waive compliance with any of the agreements of any other party or with any conditions to its own obligations. Any agreement on the part of any other party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE IX
           INDEMNIFICATION/SURVIVAL OF REPRESENTATIONS AND WARRANTIES

9.1      Indemnification.

         (a) The Shareholders shall jointly and severally indemnify, defend and hold harmless Buyer from and against any and all demands, claims, actions or causes of action, judgments, assessments, losses, liabilities, damages or penalties and reasonable attorneys' fees and related disbursements (collectively, "Claims") incurred by Buyer which arise out of or result from a misrepresentation, breach of warranty, or breach of any covenant or agreement of the Shareholders contained herein or in the Schedules annexed hereto or in any deed, exhibit, closing certificate, schedule or any ancillary certificates or other documents or instruments furnished by the Shareholders pursuant hereto or in connection with the transactions contemplated hereby or thereby.

         (b) Buyer shall indemnify, defend and hold harmless the Shareholders from and against any and all Claims, as defined at subsection 9.1(a) above, incurred by the Shareholders which arise out of or result from a material misrepresentation, breach of warranty or breach of any covenant of Buyer contained herein or in the Schedules annexed hereto or in any deed, exhibit, closing certificate, schedule or any ancillary certificates or other documents or instruments furnished by Buyer pursuant hereto or in connection with the transactions contemplated hereby or thereby.

         (c) The right to indemnification, payment of damages or other remedy based on any representations, warranties, covenants and obligations contained within this Agreement will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of damages, or other remedy based on such representations, warranties, covenants and obligations.

9.2      Survival.

         (a) All representations and warranties contained in or made pursuant to this Agreement or in any agreement, certificate, document or statement delivered pursuant hereto shall survive the Closing for a period of one (1) year from the Closing Date, unless otherwise specified in such agreement, certificate or document; provided, however, that notwithstanding the foregoing, (i) the representations and warranties set forth in Section 3.31 (relating to environmental matters) and 3.12 (relating to taxes) and all covenants and agreements of the parties relating to the subject matter(s) thereof shall survive the Closing for the period equal to the statute of limitations applicable to Claims arising under such subject matters.

9.3      Methods of Asserting Claims for Indemnification.

         All claims for indemnification under this Agreement shall be asserted as follows:

         (a) Third Party Claims. In the event that any Claim for which a party (the "Indemnitee") would be entitled to indemnification under this Agreement is asserted against or sought to be collected from the Indemnitee by a third party the Indemnitee shall promptly notify the other party (the "Indemnitor") of such Claim, specifying the nature thereof, the applicable provision in this Agreement or other instrument under which the Claim arises, and the amount or the estimated amount thereof (the "Claim Notice"). The Indemnitor shall have thirty
(30) days (or, if shorter, a period to a date not less than ten (10) days prior to when a responsive pleading or other document is required to be filed but in no event less than ten (10) days from delivery or mailing of the Claim Notice) (the "Notice Period") to notify the Indemnitee (a) whether or not it disputes the Claim and (b) if liability hereunder is not disputed, whether or not it desires to defend the Indemnitee. If the Indemnitor elects to defend by appropriate proceedings, such proceedings shall be promptly settled or prosecuted to a final conclusion in such a manner as to avoid any risk of damage to the Indemnitee; and all costs and expenses of such proceedings and the amount of any judgment shall be paid by the Indemnitor.

         If the Indemnitee desires to participate in, but not control, any such defense or settlement, it may do so at its sole cost and expense. If the Indemnitor has disputed the Claim, as provided above, and shall not defend such Claim, the Indemnitee shall have the right to control the defense or settlement of such Claim, in its sole discretion, and shall be reimbursed by the Indemnitor for its reasonable costs and expenses of such defense. Neither Indemnitee nor Indemnitor shall be liable for any settlement of any Claim without the prior written consent of the other party.

         (b) Non-Third Party Claims. In the event that the Indemnitee should have a Claim for indemnification hereunder which does not involve a Claim being asserted against it or sought to be collected by a third party, the Indemnitee shall promptly send a Claim Notice with respect to such Claim to the Indemnitor. If the Indemnitor does not notify the Indemnitee in writing within thirty (30) days of the date of the Claim Notice, then such Claim shall be submitted to arbitration pursuant to Section 10.8 hereof. If the Indemnitor disputes the amount of such Claim, the controversy in question shall be submitted to arbitration pursuant to Section 10.8 hereafter.

         (c) Right of Set-Off. Subject to the terms of the Escrow Agreement, in the event a Claim arises pursuant to subparagraph 9.1(a), in addition to any of its other rights under this paragraph 9, Buyer shall have the right to apply the amount of the Claim which is agreed to by the other party against the amounts identified at subparagraph 1.4; provided, however, that this subparagraph shall not be the exclusive remedy of Buyer in the event a Claim arises pursuant to subparagraph 9.1(a).

9.4      Limitations on Amount.

         (a) Notwithstanding the provisions of this Article 9, the Indemnitor shall not be required to indemnify the Indemnitee with respect to Claims (other than Claims relating to tax matters and environmental matters and all costs of defense for any such Claim), until the aggregate amount of such Claims shall exceed $50,000 (the "Indemnitor's Floor"); provided, however, if such Claims in the aggregate exceed the amount of the Indemnitor's Floor, the Indemnitor shall indemnify Indemnitee for all Claims in excess of the Indemnitor's Floor. The Indemnitor's Floor shall not be applicable to Claims that relate to tax matters and environmental matters and all costs of defense for any such Claims. To the extent that any Claim is predicated on the uncollectability of an account receivable to the extent that it exceeds the Indemnitor's Floor, the receivable in question shall be assigned to Shareholders as a condition of Buyer's Claim.

         (b) Notwithstanding the provisions of this Article 9, the Buyer's liability with respect to matters set forth in subsection 9.1(b) above for damages shall be limited to the amount of the Purchase Price. The Shareholders' aggregate liability with respect to matters set forth in subsection 9.1(a) shall also be limited to One Million Dollars ($1 million), except for damages arising out of a breach of the representations and warranties at Sections 3.1 to 3.6 inclusive, Sections 3.12 and 3.31, and any and all fraudulent actions, in which case the maximum liability of the Shareholders shall be limited to the Purchase Price.

                                    ARTICLE X
                                  MISCELLANEOUS

10.1     Exclusive Remedies.

         The right to indemnification under Article IX of the Agreement shall be the exclusive remedy for a breach of a representation, warranty, covenant or other provision of this Agreement except that Buyer and the Shareholders shall have the right to obtain injunctive relief to restrain any breach or otherwise to specifically enforce the provisions of this Agreement, it being agreed by the parties that money damages alone would be inadequate to compensate Buyer or the Shareholders, as the case may be, for such breach or other failure to perform the obligations under this Agreement.

10.2     Notices.

         All notices requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given on the date if delivered personally, or upon the second business day after it shall have been deposited by certified or registered mail with postage prepaid, or the next day when sent by recognized overnight courier (e.g., Federal Express or DHL), as follows (or at such other address for a party as shall be specified by like notice):

if to the Shareholders:

Mr. John Udelhofen                      Mr. David Durbin
525 Echo Lane                           5308 Velvet Bent Court
Palatine, IL 60067                      Naperville, IL 60564
Telephone Number:  (602) 241-5782       Telephone Number:  (630) 904-7885

Mr. Michael Durbin                      Mr. Brian Wolfe
1044 Inverness Lane                     400 E. Ohio, #501
Itasca, IL 60143                        Chicago, IL 60611
Telephone Number:  (630) 904-7885       Telephone Number:  (312) 943-8841


with a copy to:               Michael T. Tuchman, Esquire
                              Levenfeld, Eisenberg, Janger & Glassberg
                              21st Floor, 33 West Monroe St.
                              Chicago, IL  60603-5448



and

if to Buyer, to it at:        Mr. Jack Leadbeater, Chief Executive Officer
                              Osage Systems Group, Inc.
                              1661 E. Camelback Road, Suite 245
                              Phoenix, AZ  85016



with a copy to:               Stephen M. Cohen, Esquire
                              Buchanan Ingersoll, P.C.
                              Eleven Penn Center, 14th Floor
                              Philadelphia, PA  19103

10.3     Entire Agreement; Assignment.

         This Agreement, including all Exhibits and Schedules hereto, constitutes the entire Agreement among the parties with respect to its subject matter and supersedes all prior agreements and understandings, both written and oral, among the parties or any of them with respect to such subject matter and shall not be assigned by operation of law or otherwise.

10.4     Binding Effect; Benefit.

         This Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and assigns. Nothing in this Agreement is intended to confer on any person other than the parties to this Agreement or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

10.5     Headings.

         The descriptive headings of the sections of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

10.6     Counterparts.

         This Agreement may be executed in two or more counterparts and delivered via facsimile, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

10.7     Governing Law.

         This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, without regard to the laws that might otherwise govern under principles of conflicts of laws applicable thereto.

10.8     Arbitration.

         If a dispute arises as to the interpretation of this Agreement, it shall be decided finally in an arbitration proceeding conforming to the Rules of the American Arbitration Association applicable to commercial arbitration then in effect at the time of the dispute. The arbitration shall take place in Chicago, Illinois. The decision of the Arbitrators shall be conclusively binding upon the parties and final, and such decision shall be enforceable as a judgment in any court of competent jurisdiction. The parties shall share equally the costs of the arbitration.

10.9     Severability.

         If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

10.10             Release and Discharge.

         By virtue of his execution of this Agreement, as of the Closing and thereafter, each Shareholder hereby agrees to release, remise and forever discharge the Company from and against any and all debts, obligations, liabilities and amounts owing from the Company to any such Shareholder prior to the Closing, and the Company is not obligated to take any action or make any payments to third parties on behalf of the Shareholders. The release and discharge contained in this Section 10.10 shall not extend to the Shareholders' normal wages and benefits accrued for only the most recent payroll period to the Closing Date or any of the Shareholders' rights under this Agreement or any instrument ancillary thereto (e.g., the Employment Agreements).

10.11             Expenses.

         Except as set forth in this Article 10, the Shareholders shall pay all fees and expenses incurred by them and the Company in connection with the transactions provided for hereunder, including the fees and expenses of Shareholders' counsel and accountants; and Buyer shall pay all expenses incurred by it in connection with the transactions provided for hereunder, including the fees and expenses of its counsel and accountants.

10.12             Amendment and Modification.

         This Agreement may be amended, by written agreement of Buyer and the Shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of Buyer and the Shareholders.

         IN WITNESS WHEREOF, each of the parties has executed or caused this Agreement to be executed as of the date first above written.

ATTEST:                 OSAGE SYSTEMS GROUP, INC.


/s/ David S. Olson      By: /s/Jack Leadbeater,
---------------------       -----------------------
Secretary                   Jack Leadbeater,
                            Chief Executive Officer


WITNESS:                SHAREHOLDERS


/s/ Russell Shapiro     /s/ John Udelhofen
---------------------   ------------------
                        John Udelhofen


/s/ Russell Shapiro     /s/ Michael Durbin
---------------------   ------------------
                        Michael Durbin


/s/ Russell Shapiro     /s/ David Durbin
---------------------   ------------------
                        David Durbin


/s/ Russell Shapiro     /s/ Brian Wolfe
---------------------   ------------------
                        Brian Wolfe